The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement, together with the accompanying prospectus, is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

FILED PURSUANT TO RULE 424(B)(5)

REGISTRATION NO.: 333-42992
Subject to completion, dated July 14, 2003

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated July 14, 2003)

$

Jabil Circuit, Inc.

          % Senior Notes due

Issue Price:           %

           The notes will mature on July      ,           . Interest on the notes will accrue from July      , 2003. Interest will be payable on January           and July           of every year commencing January      , 2004. We may redeem some or all of the notes at any time. The redemption price is a make-whole amount described on page S-37. See “Description of Notes — Optional Redemption.” The notes rank equally with all our existing and future senior debt.

           Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 and on page 5 of the accompanying prospectus.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public Offering Price(1)	%	$
Underwriting Discount	%	$
Proceeds to us (before expenses)	%	$

(1)	Plus accrued interest from July , 2003, if settlement occurs after that date.

The notes will not be listed on any national securities exchange.

           We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about July      , 2003.

Joint Book-Running Managers

Banc One Capital Markets, Inc.	Citigroup	JPMorgan

July     , 2003

WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
FORWARD-LOOKING STATEMENTS
SUMMARY
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
SELECTED CONSOLIDATED FINANCIAL DATA
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
DESCRIPTION OF NOTES
TAXATION
UNDERWRITING
LEGAL MATTERS
EXPERTS
About This Prospectus
Jabil Circuit, Inc.
Forward-Looking Statements
Risk Factors
Use of Proceeds
Ratio of Earnings to Fixed Charges
The Securities
Description of Debt Securities
Description of Capital Stock
Description of Depositary Shares
Description of Warrants
Plan of Distribution
Legal Matters
Experts
Where You Can Find Additional Information
Incorporation of Certain Documents by Reference

          In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. We and the underwriters are offering to sell the notes only in places where offers and sales are permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement.

Prospectus Supplement

Prospectus

           References in this prospectus supplement and the accompanying prospectus to “the Company”, “Jabil”, “we”, “our”, or “us” mean Jabil Circuit, Inc. together with its subsidiaries, except where the context otherwise requires.

i

WHERE YOU CAN FIND MORE INFORMATION

           We file annual, quarterly and special reports, proxy statements, and other documents with the Securities and Exchange Commission, or SEC, under the Securities Exchange Act of 1934. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov and on our website at http://www.jabil.com. Information contained in our website does not constitute part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document we file at the SEC Public Reference Room:

Judiciary Plaza, Room 1024

450 Fifth Street, N.W.
Washington, D.C. 20549

           You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

           The SEC allows us to “incorporate by reference” information in documents that we file with it. We have elected to use a similar procedure in connection with this prospectus supplement, which means that we can disclose important information by referring you to those documents that are considered part of this prospectus supplement. Information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference into this prospectus supplement:

•	Annual Report on Form 10-K for the year ended August 31, 2002 filed with the SEC on November 25, 2002;

•	Quarterly Report on Form 10-Q filed with the SEC on January 14, 2003;

•	Quarterly Report on Form 10-Q filed with the SEC on April 11, 2003; and

•	Quarterly Report on Form 10-Q filed with the SEC on July 14, 2003.

           All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such documents (other than information in such documents that is deemed not to be filed).

           On written or oral request we will provide at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement, a copy of any or all of the documents incorporated in this prospectus supplement by reference. We will not provide exhibits to any of such documents, however, unless such exhibits are specifically incorporated by reference into those documents. Written or telephone requests for such copies should be addressed to Jabil’s principal executive offices, attention: Beth A. Walters, Vice President-Communications & Investor Relations, 10560 Dr. Martin Luther King Street North, St. Petersburg, Florida 33716, telephone: (727) 577-9749.

ii

FORWARD-LOOKING STATEMENTS

           This prospectus supplement and the accompanying prospectus contain certain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 and are made in reliance upon the protections provided by such acts for forward-looking statements. These forward-looking statements (such as when we describe what we “believe”, “expect” or “anticipate” will occur, and other similar statements) include, but are not limited to, statements regarding future sales and operating results, future prospects, anticipated benefits of proposed (or future) acquisitions and new facilities, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events, and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those expressed or implied in our forward-looking statements: business conditions and growth in our customer’s industries, the electronic manufacturing services industry and the general economy, variability of operating results, our dependence on a limited number of major customers, the potential consolidation of our customer base, availability of components, dependence on certain industries, variability of customer requirements, our ability to successfully negotiate definitive agreements and consummate acquisitions, and to integrate operations following consummation of acquisitions, other economic, business and competitive factors affecting our customers, our industry and business generally and other factors that we may not have currently identified or quantified. Important factors that could cause our actual results to differ materially from that expressed or implied in our forward-looking statements in this prospectus supplement, the accompanying prospectus or in the documents that we incorporated by reference into the prospectus are set forth in the “Risk Factors” section of this prospectus supplement and the accompanying prospectus and elsewhere in this prospectus supplement and the accompanying prospectus and in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

           All forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents that we incorporated by reference into this prospectus supplement and the accompanying prospectus are made only as of the date of this prospectus supplement, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of. You should read this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even if our situation changes in the future. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

iii

SUMMARY

           This summary is not complete and may not contain all of the information that you should consider before investing in the notes. To understand this offering fully, you should carefully read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference.

JABIL CIRCUIT, INC.

           We are one of the leading worldwide independent providers of electronic manufacturing services (“EMS”). We design and manufacture electronic circuit board assemblies and systems for major original equipment manufacturers (“OEMs”) in the networking, telecommunications, computing and storage, peripherals, consumer products, automotive and instrumentation and medical industries. We serve our OEM customers with dedicated work cell business units that combine high volume, highly automated continuous flow manufacturing with advanced electronic design and design for manufacturability technologies. Our main customers currently include Alcatel Business Systems (“Alcatel”), Cisco Systems, Inc. (“Cisco”), Dell Computer Corporation (“Dell”), Hewlett-Packard Company (“HP”), Johnson Controls, Inc. (“JCI”), Lucent Technologies Inc. (“Lucent”), Marconi Communications plc (“Marconi”), Nokia Corporation (“Nokia”), Quantum Corporation (“Quantum”), Royal Philips Electronics (“Philips”) and Valeo S.A. (“Valeo”). For the fiscal year ended August 31, 2002 and the nine months ended May 31, 2003, we had net revenues of approximately $3.5 billion and $3.4 billion, respectively, and net income of $34.7 million and $22.9 million, respectively.

           The EMS industry experienced rapid change over the past several years as an increasing number of OEMs have outsourced their manufacturing requirements. The industry experienced rapid growth over a period of years prior to mid-2001, when the industry’s revenue declined as a result of significant cut backs in its customers’ production requirements. Nonetheless, OEMs have continued to turn to outsourcing in order to reduce product cost, achieve accelerated time-to-market and time-to-volume production, access advanced design and manufacturing technologies, improve inventory management and purchasing power, reduce their capital investment in manufacturing facilities, and achieve parallel manufacturing of the same product throughout the world. We believe, therefore, that further growth opportunities exist for EMS providers to penetrate the worldwide electronics markets.

           We offer our customers significant turnkey EMS solutions that are responsive to their outsourcing needs. Our work cell business units are capable of providing our customers with varying combinations of the following services:

•	integrated design and engineering;

•	component selection, sourcing and procurement;

•	automated assembly;

•	design and implementation of product testing;

•	parallel global production;

•	systems assembly and direct order fulfillment; and

•	repair and warranty.

           We currently conduct our operations in facilities that are located in Austria, Belgium, Brazil, China, England, France, Hungary, India, Ireland, Italy, Japan, Malaysia, Mexico, Poland, Scotland, Singapore and the United States. Our parallel global production strategy provides our customers with the benefits of improved supply-chain management, reduced inventory obsolescence, lowered transportation costs and reduced product fulfillment time.

           We are focused on expanding our position as one of the leading global EMS providers to major OEMs. To achieve this objective, we continue to pursue the following strategies:

•	Establish and Maintain Long-Term Customer Relationships. Our core strategy is to establish and maintain long-term relationships with leading electronics companies in expanding industries with the size and growth characteristics that can benefit from highly automated, continuous flow and global manufacturing. Historically, we have derived a majority of our growth from existing customers. Recently, we have experienced business growth with both existing and new customers as a result of our acquisitions. We focus on maintaining long-term relationships with our customers and seek to expand these relationships to include additional product lines and services. In addition, we have a focused effort to identify and develop relationships with new customers who meet our profile.

•	Utilize Work Cell Business Units. Each of our work cell business units is dedicated to one customer and operates with a high level of autonomy, utilizing dedicated production equipment, production workers, supervisors, buyers, planners and engineers. We believe our work cell business units promote increased responsiveness to our customers’ needs, particularly as a customer relationship grows to multiple production locations.

•	Expand Parallel Global Production. Our ability to produce the same product on a global scale is a significant requirement of our customers. We believe that parallel global production is a key strategy to reduce obsolescence risk and secure the lowest landed costs while simultaneously supplying products of comparable quality throughout the world. Consistent with this strategy, since the fourth quarter of fiscal 2002, we have acquired operations in Austria, Belgium, Brazil, China, France, Hungary, India, Japan, Malaysia, Mexico, Poland, Scotland and Singapore to increase our European, Latin American, and Asian presence.

•	Offer Systems Assembly and Direct Order Fulfillment. Our systems assembly and direct order fulfillment services allow our customers to reduce product cost and risk of product obsolescence by reducing total work-in-process and finished goods inventory. We offer these services at all of our manufacturing locations.

•	Evaluate Selective Acquisition Opportunities. OEMs have continued divesting internal manufacturing operations to EMS providers. In many of these situations, the OEM enters into a customer relationship with the EMS provider that acquires the operations. Our acquisition strategy is focused on obtaining OEM manufacturing operations with consistent growth, experienced management teams and opportunities for long-term outsourcing relationships.

           Our principal executive offices are located at 10560 Dr. Martin Luther King Street North, St. Petersburg, Florida 33716, and our telephone number is (727) 577-9749. Our website is located at http://www.jabil.com. Information contained in our website is not a part of this prospectus supplement or the documents incorporated by reference in this prospectus supplement.

RECENT DEVELOPMENTS

           During the first quarter of fiscal 2003, we purchased certain operations of Philips in Austria, Brazil, Hong Kong/China, Hungary, Poland and Singapore. We completed the purchase of three additional sites in Belgium and India during the second quarter of fiscal 2003. We acquired these operations to broaden our base in the consumer electronics industry, to expand our global footprint and to strengthen our relationship with Philips. Simultaneous with the initial purchase, we entered into a four-year agreement with Philips to provide design and engineering services, new product introduction, prototype and test services, procurement and manufacturing of a wide range of assemblies for consumer products. Total consideration paid was approximately $219.3 million, based on foreign currency rates in effect at the date of the acquisition, and is subject to final net operating capital adjustments per the terms of the purchase agreement. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Acquisitions and Expansion.”

           During the fourth quarter of fiscal 2003, we purchased certain operations of NEC Corporation (“NEC”) in Gotemba, Japan. We acquired these operations in an effort to expand our customer and product sector diversification while adding strong competencies in a targeted market. Simultaneous with the purchase, we entered into a five year agreement with NEC to manufacture and assemble transmission and studio equipment used in television and radio broadcasting, as well as video cameras and systems for monitoring and multimedia applications. Total consideration paid was approximately $59.0 million in cash. Funding for this acquisition was provided by current working capital and a credit facility in Japan. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Acquisitions and Expansion.”

           During the fourth quarter of fiscal 2003, we amended and restated our $295.0 million three-year revolving credit facility (the “Revolver”), as a $400.0 million unsecured three-year revolving credit facility (the “Amended Revolver”). On the date of this prospectus supplement, there was $100.0 million of borrowings outstanding under the Amended Revolver, which we will repay with a portion of the proceeds of this offering. See “Use of Proceeds” and “Capitalization.” In conjunction with the amendment and restatement of the Revolver, we cancelled our 364-day, $305.0 million credit facility. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

THE OFFERING

           The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section of this prospectus supplement entitled “Description of Notes.” For purposes of the description of the notes included in this prospectus supplement, references to “Company,” “us,” “we” and “our” refer only to Jabil Circuit, Inc. and do not include our subsidiaries.

Issuer	Jabil Circuit, Inc.

Notes Offered	$ principal amount of % Senior Notes due .

Maturity Date	July , .

Interest Payment Dates	Each January and July , commencing January , 2004.

Optional Redemption	We may redeem all or part of any of the notes, at any time, at our option at a redemption price equal to the greater of

• 100% of the principal amount of the notes being redeemed, or

• the Make-Whole Amount, as defined herein, for the notes being redeemed,

plus, in each case, accrued interest on such notes to the redemption date. See “Description of Notes — Optional Redemption.”

Ranking	The notes rank equally in right of payment with all our existing and future unsecured senior debt and are senior in right of payment to all our subordinated debt. The notes are subordinate to existing and future indebtedness and other liabilities of our subsidiaries. Under the senior indenture, our restricted subsidiaries (as defined in “Description of Debt Securities — Certain Definitions” in the accompanying prospectus) are limited in the amount of indebtedness they may incur. See “Risk Factors — The notes will rank junior to the liabilities of our subsidiaries.”

Certain Covenants	We will issue the notes under a senior indenture that will, among other things, limit our ability and the ability of our restricted subsidiaries to:

• incur indebtedness secured by liens; and

• engage in sale-leaseback transactions.

In addition, the senior indenture will limit the ability of our restricted subsidiaries to:

• incur additional debt; and

• guarantee our debt.

These covenants are subject to important exceptions and qualifications. See “Description of Notes” in this prospectus supplement and “Description of Debt Securities — Covenants Applicable to Senior Debt Securities” in the accompanying prospectus.

Use of Proceeds	We will use the net proceeds from the sale of the notes to repay borrowings under our Amended Revolver, for general corporate purposes, including working capital and capital expenditures, and to finance possible future acquisitions. See “Use of Proceeds.”

Trustee	The Bank of New York.

Risk Factors	Before you invest in the securities, you should carefully review the “Risk Factors” section in this prospectus supplement and in the accompanying prospectus.

RISK FACTORS

           An investment in the notes involves risks. You should consider carefully the following factors relating to the notes, as well as the factors relating to our business generally and other important matters identified under “Risk Factors” in the accompanying prospectus and the other information that is included or incorporated by reference in this prospectus supplement or the accompanying prospectus in evaluating an investment in the notes. The occurrence of any of the events described in the Risk Factors sections could cause our business and financial results to suffer and the market price of our securities, including the notes, to decline. In this case, you could lose all or part of your investment in the notes.

We conduct a substantial portion of our operations through our subsidiaries and depend on cash flow from our subsidiaries to meet our obligations.

           The notes are our exclusive obligations. Because a substantial portion of our operations are conducted through our subsidiaries, our cash flow and consequent ability to service debt, including the notes, will depend in part upon the earnings of our subsidiaries and the distribution of those earnings to, or under loans or other payments of funds by our subsidiaries to, us. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, including restrictions imposed by foreign governmental regulations, will depend upon the earnings of those subsidiaries and are subject to various business considerations.

The notes will rank junior to the liabilities of our subsidiaries.

           The notes will be our senior unsecured obligations and will rank equal in right of payment to all of our other existing and future senior unsecured indebtedness. The notes are obligations exclusively of Jabil Circuit, Inc. and will be effectively subordinated to any indebtedness and other liabilities of our subsidiaries. Our subsidiaries are separate and distinct legal entities, and have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations. Our right to receive any assets of any of our subsidiaries, as an equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinated to any mortgage or other liens on the assets of such subsidiary and would be subordinated to any indebtedness of such subsidiary senior to that held by us.

There is no established public trading market for the notes.

           The notes will constitute a new issue of securities with no established trading market. If a trading market does not develop or is not maintained, holders of notes may find it difficult or impossible to resell their notes. If a trading market were to develop, the notes may trade at prices that are higher or lower than their initial offering price, depending on many factors, including prevailing interest rates, our operating results and financial condition, and the market for similar securities. Certain underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so and may discontinue any market-making activity at any time without notice. Accordingly, there can be no assurance regarding any future development of a trading market for the notes or the ability of holders of the notes to sell their notes at all or the price at which such holders may be able to sell their notes.

USE OF PROCEEDS

           We estimate that we will receive net proceeds of $                    million from the sale of the notes offered by this prospectus supplement, after deducting underwriting discounts and commissions and estimated offering expenses. We will use the net proceeds from the sale of the notes to repay $100.0 million under our Amended Revolver, for general corporate purposes, including working capital and capital expenditures, and to finance possible future acquisitions. As of the date of the prospectus supplement, the interest rate on the facility was one-month LIBOR plus 1.325%. The Amended Revolver expires on July 14, 2006 and outstanding borrowings are then due and payable. The $100.0 million of borrowings outstanding under the Amended Revolver was used to fund a portion of the Philips transaction. Affiliates of certain of the underwriters are lenders under the Amended Revolver and will receive a portion of the proceeds from the offering. Pending application for the foregoing purposes, we may invest the net proceeds from this offering in high-grade, short-term, marketable, interest-bearing securities. See “Underwriting.”

CAPITALIZATION

           The following table sets forth our consolidated cash and cash equivalents and capitalization as of May 31, 2003. Our capitalization is presented:

•	on an actual basis;

•	on an as adjusted basis to reflect (i) the sale of the notes pursuant to this offering and the use of proceeds of such sale, (ii) the repayment of $8,333,333 of the 6.89% Senior Notes due 2004 on June 23, 2003, and (iii) the $15.2 million U.S. dollar equivalent borrowed under a six-month Japanese Yen (“JPY”) credit facility with a bank in Japan on June 2, 2003 to fund part of the acquisition of the operations of NEC.

	As of May 31, 2003

	Actual	As Adjusted

	(Unaudited, in thousands)
Cash and cash equivalents	$514,425	$

Short-term debt and current installments of long-term debt and capital lease obligations:
6.89% Senior Notes due 2004(1)	8,333		—
1.75% Convertible Subordinated Notes due 2021.	345,000		345,000
Capital lease obligations	471		471
Loan from Japanese bank due 2003(2)	—		15,183

Total short-term debt and current installments of long-term debt	353,804		360,654

Long-term debt, less current installments:
Revolving credit facilities(3)	100,000		—
Capital lease obligations	1,203		1,203
% Senior Notes due offered hereby	—

Total long-term debt	$101,203	$

Stockholders’ equity:
Preferred stock, 10,000,000 shares ($.001 par value) authorized, none issued and outstanding	—		—
Common Stock, 500,000,000 shares ($.001 par value) authorized, 198,784,444 shares issued and outstanding; 199,123,471 shares issued and outstanding as adjusted(4)	199		199
Additional paid-in capital	934,928		934,928
Retained earnings(1)	602,981		602,581
Accumulated other comprehensive income	55,311		55,311

Net stockholders’ equity	1,593,419		1,593,019

Total capitalization	$2,048,426	$

(1)	On June 23, 2003, we repaid the remaining outstanding balance of the 6.89% Senior Notes due 2004. In addition to the principal balance due, a make-whole payment of $0.4 million was paid as a result of prepaying the note obligation, which payment will be reflected as a reduction to retained earnings.

(2)	On May 28, 2003, we negotiated two six-month JPY credit facilities with a bank in Japan. Under the terms of the facilities, we pay interest on outstanding borrowings based on the Tokyo Interbank Offered Rate (“TIBOR”) plus a spread of 1.75%. The credit facilities expire on December 2, 2003 and any outstanding borrowings are then due and payable. The principal amounts of each facility were JPY 1.8 billion and JPY 0.6 billion, respectively. On June 2, 2003, we borrowed JPY 1.8 billion or $15.2 million under the larger facility to fund part of the acquisition of the NEC operations.

(3)	On July 14, 2003, we cancelled our 364-day revolving credit facility and amended and restated our Revolver as our $400.0 million Amended Revolver.

(4)	All outstanding share numbers exclude 15,728,012 shares subject to outstanding options under our benefit plans. The as adjusted number includes 103,353 shares of common stock issued pursuant to the exercise of stock options between May 31, 2003 and July 8, 2003 and the issuance of 235,674 shares under our Employee Stock Purchase Plan on June 30, 2003.

SELECTED CONSOLIDATED FINANCIAL DATA

           We derived the selected consolidated financial data shown below for the years ended August 31, 2002, August 31, 2001, August 31, 2000, August 31, 1999, and August 31, 1998 from our audited consolidated financial statements and for the nine month periods ended May 31, 2003 and May 31, 2002 from our unaudited consolidated financial statements. We believe that the unaudited consolidated financial statements from which we have derived this data include all adjustments, consisting only of normal, recurring adjustments, necessary to present fairly, in all material respects, our results of operations and financial condition as of and for the periods presented. Financial results for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the fiscal year. You should read the following financial information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and our consolidated financial statements and the related notes thereto included or incorporated by reference in this prospectus supplement.

	Nine Months Ended
	May 31,		Years Ended August 31,

	2003	2002	2002	2001	2000	1999	1998

	(Unaudited)

	(In thousands)
Consolidated Statement of Earnings Data:
Net revenue	$3,433,467	$2,557,243	$3,545,466	$4,330,655	$3,558,321	$2,238,391	$1,484,245
Cost of revenue	3,118,405	2,318,278	3,210,875	3,936,589	3,199,972	1,992,803	1,307,692

Gross profit	315,062	238,965	334,591	394,066	358,349	245,588	176,553
Operating expenses:
Selling, general and administrative	178,612	148,739	203,845	184,112	132,717	92,015	60,116
Research and development	7,400	5,811	7,864	6,448	4,839	5,863	5,355
Amortization of intangibles	24,356	10,489	15,113	5,820	2,724	1,225	—
Acquisition and merger related charges	11,332(1)	3,625(2)	7,576(3)	6,558(4)	5,153(5)	7,030(6)	20,825(7)
Restructuring and impairment charges	76,350(1)	24,588(2)	52,143(3)	27,366(4)	—	—	—
Goodwill write-off	—	—	—	—	—	3,578(6)	3,578(7)

Operating income	17,012	45,713	48,050	163,762	212,916	135,877	86,679
Other income	(2,600)	—	—	—	—	—	—
Interest income	(5,236)	(7,252)	(9,761)	(8,243)	(7,385)	(4,536)	(238)
Interest expense	11,773	10,014	13,055	5,857	7,605	7,110	3,876

Income before income taxes	13,075	42,951	44,756	166,148	212,696	133,303	83,041
Income tax (benefit) expense	(9,860)	10,068	10,041	47,631	67,048	48,484	25,572

Net income	$22,935	$32,883	$34,715	$118,517	$145,648	$84,819	$57,469

		As of August 31,
	As of May 31,
	2003	2002	2001	2000	1999	1998

	(Unaudited)

	(In thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$514,425	$640,735	$430,652	$337,602	$125,949	$33,023
Working capital	$623,126	$994,962	$942,023	$693,018	$248,833	$102,394
Total assets	$2,999,004	$2,547,906	$2,357,578	$2,015,915	$1,035,421	$625,173
Current installments of long-term debt and capital lease obligations(8)	$353,804	$8,692	$8,333	$8,333	$32,490	$28,302
Notes payable, long-term debt and long-term capital lease obligations, less current installments(8)	$101,203	$354,668	$361,667	$25,000	$33,333	$83,582
Net stockholders’ equity	$1,593,419	$1,506,966	$1,414,076	$1,270,183	$577,811	$285,118

(1)	During the nine months ended May 31, 2003, we recorded acquisition related charges of $11.3 million ($7.1 million after-tax) in connection with the acquisitions of certain operations of Quantum, Alcatel, Valeo, Lucent Technologies of Shanghai, Ltd. (“LTOS”), Seagate Technology — Reynosa, S. de R.L.

de C.V. (“Seagate”) and Philips. We also recorded charges of $76.4 million ($52.4 million after-tax) related to the restructuring of our business during the nine months ended May 31, 2003.

(2)	During the nine months ended May 31, 2002, we recorded acquisition related charges of $3.6 million ($2.3 million after-tax) in connection with the acquisition of certain operations of Marconi and the announced acquisitions of certain operations of Compaq Computer Corporation (“Compaq”), Alcatel and Valeo. We also recorded charges of $24.6 million ($17.9 million after-tax) related to the restructuring of our business during the nine months ended May 31, 2002.

(3)	During fiscal 2002, we recorded acquisition related charges of $7.6 million ($4.8 million after-tax) in connection with the acquisition of certain operations of Alcatel, Compaq, Marconi, and Valeo. We also recorded charges of $52.1 million ($40.2 million after-tax) related to the restructuring of our business during the fiscal year.

(4)	During fiscal 2001, we recorded charges of $6.6 million ($4.1 million after-tax) related to the acquisition of certain manufacturing facilities of Marconi. We also recorded charges of $27.4 million ($21.6 million after-tax) related to the restructuring of our business and other non-recurring charges during our fiscal year.

(5)	During fiscal 2000, we recorded additional merger-related charges of $5.2 million ($4.7 million after-tax) in connection with the merger (“GET Merger”) with GET Manufacturing, Inc. (“GET”).

(6)	During fiscal 1999, we recorded a merger-related charge of $7.0 million ($6.5 million after-tax) in connection with the GET Merger. During March 1999, we also recorded the write-off of impaired goodwill of a GET subsidiary of $3.6 million ($3.3 million after-tax). As a result of the overlapping period created when GET’s fiscal year was conformed to an August 31 year-end, the write-off falls into the results of operations for both years ended August 31, 1999 and 1998. Stockholders’ equity was adjusted so that the duplicate amount is reflected only once in retained earnings.

(7)	In connection with the acquisition of certain assets of the LaserJet Formatter Manufacturing Organization of HP, we recorded an acquisition-related charge of $20.8 million ($12.9 million after-tax). During March 1999, we also recorded the write-off of impaired goodwill of a GET subsidiary of $3.6 million ($3.3 million after-tax). As a result of the overlapping period created when GET’s fiscal year was conformed to an August 31 year end, this charge is included in the operating results of the year ended August 31, 1998.

(8)	The holders of the $345.0 million, 20-year, 1.75% convertible subordinated notes (the “Convertible Notes”) may require that we purchase all or a portion of their Convertible Notes on May 15 in the years 2004, 2006, 2009 and 2014 at par plus accrued interest. Accordingly, the Convertible Notes were reclassified from long-term debt to current debt as of May 31, 2003.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

           The following discussion of our financial condition and results of operations should be read together with the “Selected Consolidated Financial Data” and our financial statements and the related notes included or incorporated by reference in this prospectus supplement.

Overview

           We are one of the leading worldwide independent providers of turnkey manufacturing services to electronics OEMs in the networking, telecommunications, computing and storage, instrumentation and medical, computer, peripherals, automotive and consumer products industries. While operating income and net income decreased in fiscal years 2001 and 2002, and for the nine months ended May 31, 2003, we have historically experienced substantial growth in net revenue, operating income and net income. This growth, as well as the historical growth of the overall EMS industry, which subsided in early to mid-2001, has been driven by the increasing number of electronics OEMs who are outsourcing their manufacturing requirements. We anticipate that this industry outsourcing trend will continue during the next several years.

           We derive most of our net revenue under purchase orders from OEM customers. We recognize revenue, net of product returns, when goods are shipped, title and risk of ownership have passed, the price to the buyer is fixed or determinable and recoverability is reasonably assured. The volume and timing of orders placed by our customers vary due to several factors, including: variation in demand for our customers’ products; our customers’ inventory management; new product introductions and manufacturing strategy changes; and consolidations among our customers. Demand for our customers’ products depends on, among other things, product life cycles, competitive conditions and general economic conditions.

           Our cost of revenue includes the cost of electronic components and other materials that comprise the products we manufacture, the cost of labor and manufacturing overhead, and adjustments for excess and obsolete inventory. As a provider of turnkey manufacturing services, we are responsible for procuring components and other materials. This requires us to commit significant working capital to our operations and to manage the purchasing, receiving, inspection and stocking of materials. Although we bear the risk of fluctuations in the cost of materials and excess scrap, we periodically negotiate cost of materials adjustments with our customers. Net revenue from each product that we manufacture consists of a component based on the costs of materials in that product and a component based on the labor and manufacturing overhead allocation to that product. We refer to the portion of the sales price of a product that is based on labor and manufacturing overhead costs as “manufacturing-based revenue,” and to the portion of the sales price of a product that is based on materials costs as “material-based revenue.” Our gross margin for any product depends on the mix between the cost of materials in the product and the cost of labor and manufacturing overhead allocated to the product. We typically realize higher gross margins on manufacturing-based revenue than we do on materials-based revenue. As we gain experience in manufacturing a product, we usually achieve increased efficiencies, which result in lower labor costs and manufacturing overhead for that product.

           Our operating results are impacted by the level of capacity utilization of manufacturing facilities, indirect labor and selling, general and administrative expenses. Gross margins and operating income margins have generally improved during periods of high production volume and high capacity utilization. During periods of low production volume, we generally have idle capacity and reduced operating margins. As our capacity has grown during recent years, through the construction of new greenfield facilities, the expansion of existing facilities and our acquisition of additional facilities, our selling, general and administrative expenses have increased to support this growth.

           We have consistently utilized advanced circuit design, production design and manufacturing technologies to meet the needs of our customers. To support this effort, our engineering staff focuses on developing and refining design and manufacturing technologies to meet specific needs of specific customers. Most of the expenses associated with these customer-specific efforts are reflected in our cost of revenue. In addition, our engineers engage in research and development of new technologies that apply generally to our operations. The expenses of these research and development activities are reflected in the Research and Development line item in our Consolidated Financial Statements.

           An important element of our strategy is the expansion of our global production facilities. The majority of our revenue and materials costs worldwide are denominated in U.S. dollars, while our labor and utility costs in plants outside the United States are denominated in local currencies. We hedge these local currency costs, based on our evaluation of the potential exposure as compared to the cost of the hedge, through the purchase of foreign exchange contracts, the amount and cost of which have not been material. Changes in the fair market value of such hedging instruments are included in other comprehensive income. See Note 1(p) — “Summary of Significant Accounting Policies — Comprehensive Income” to the audited Consolidated Financial Statement included in our Annual Report on Form 10-K for the year ended August 31, 2002, incorporated herein by reference.

           We continue to depend upon a relatively small number of customers for a significant percentage of our net revenue. Significant reductions in sales to any of our large customers would have a material adverse effect on our results of operations. In the past, some of our customers have terminated their manufacturing arrangements with us, and other customers have significantly reduced or delayed the volume of manufacturing services ordered from us. There can be no assurance that present or future customers will not terminate their manufacturing arrangements with us or significantly change, reduce or delay the amount of manufacturing services ordered from us. Any such termination of a manufacturing relationship or change, reduction or delay in orders could have an adverse effect on our results of operations or financial condition. See Note 9 — “Concentration of Risk and Segment Data” to the audited Consolidated Financial Statement included in our Annual Report on Form 10-K for the year ended August 31, 2002, incorporated herein by reference.

Acquisitions and Expansion

           The EMS industry experienced rapid growth over a period of several years prior to mid-2001, when the industry’s revenue declined as a result of significant cut backs in its customers’ production requirements. Nonetheless, OEMs have continued to turn to outsourcing in order to reduce product cost; achieve accelerated time-to-market and time-to-volume production; access advanced design and manufacturing technologies; improve inventory management and purchasing power; reduce their capital investment in manufacturing facilities; and achieve parallel manufacturing of the same product throughout the world. We believe that additional acquisition opportunities exist and we regularly seek and evaluate such acquisition opportunities. We also seek and evaluate acquisition opportunities that may arise as a result of consolidation in the EMS industry. We also intend to continue to evaluate strategic acquisitions of ancillary services to round out our service offerings. However, we cannot assure you that we will be able to consummate or, if consummated, successfully integrate the operations and management of any such acquisitions. Acquisitions involve significant risks which could have a material adverse effect on us, including financial and operating risks, such as the following:

•	potential liabilities of the acquired businesses;

•	the dilutive effect of the issuance of additional equity securities;

•	the incurrence of additional debt;

•	the financial impact of potential future impairment write-downs of goodwill and the amortization of other intangible assets involved in any acquisitions;

•	possible adverse tax and accounting effects;

•	the diversion of management’s attention to the assimilation of the businesses to be acquired;

•	the risk that the acquired businesses will fail to maintain the quality of services that we have historically provided;

•	the need to implement financial and other systems and add management resources;

•	the risk that key employees of the acquired businesses will leave after the acquisition;

•	unforeseen difficulties in the acquired operations;

•	the impact on us of any unionized work force we may acquire or any labor disruptions that might occur; and

•	the risk that we spend substantial amounts purchasing these operations and assume significant contractual and other obligations with no guaranteed levels of revenues.

           The business acquisitions described below have been accounted for under the purchase method of accounting. Accordingly, the operating results of the acquired businesses are included in our Consolidated Financial Statements from the date of acquisition. In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), the goodwill related to the acquisitions is not being amortized and will be tested for impairment annually during the fourth quarter of each fiscal year and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows.

           During the second quarter of fiscal 2001, we entered into a business sale agreement with Marconi to purchase certain operations of its communications division located in the United States, England, Italy and Germany. We entered into this agreement to enhance our European profile, broaden participation in the communications sector and to invest in advanced technology manufacturing competencies. During the fourth quarter of fiscal 2001, we consummated the English and Italian portions of the acquisition and modified certain terms of the transaction. Simultaneous with the closing, we entered into a four-year supply agreement with Marconi.

           During the first quarter of fiscal 2002, the portion of the Marconi transaction related to the United States was completed. The acquisition price of the United States portion was approximately $39.0 million. Based on a third-party valuation of the United States operations acquired, the purchase price was primarily allocated to inventory, property, plant and equipment, purchased intangible assets of approximately $9.8 million and goodwill of approximately $13.7 million. The purchased intangible assets (other than goodwill) are amortized over a period of four years.

           Under the terms of the original Marconi purchase agreement, we agreed to make three deferred payments totaling $45.0 million to Marconi with the initial payment due upon completion of the German portion of the acquisition. The remaining two payments were to be made 24 and 36 months after the initial closing date. These payments were discounted based on the date each payment was due and recorded in other long-term liabilities at net present value using a discount rate of seven percent. Imputed interest was amortized over the original term of the payments and was recorded as interest expense through January 22, 2003. On January 22, 2003, the original purchase agreement and the original supply agreement were amended in conjunction with a rationalization of the acquired Marconi European operations. The modification to the supply agreement eliminates original provisions that dealt with products ultimately to be manufactured at the German facility once it was acquired as such provisions could no longer come into effect in light of the decision not to complete the purchase of the German operations. Under the terms of the amended purchase agreement, we agreed to pay $27.0 million to Marconi as full settlement of the deferred payments. The difference between the net present value of the payments as of January 22, 2003 and the final settlement was approximately $10.9 million and was recorded as a reduction in goodwill in the second quarter of fiscal 2003.

           During the first quarter of fiscal 2002, we acquired certain operations of Intel Corporation (“Intel”) in Penang, Malaysia. We acquired these operations to expand our manufacturing capability in the radio frequency access area, to broaden our relationship with Intel and to strategically expand our Asian manufacturing capability. Simultaneous with the acquisition, we entered into a three-year supply agreement with Intel. Total consideration paid was approximately $38.0 million, based on foreign currency rates in effect at the date of the acquisition. Based on a third-party valuation, the purchase price was primarily allocated to inventory, property, plant and equipment, purchased intangible assets of approximately $8.2 million and goodwill of approximately $1.4 million. The purchased intangible assets (other than goodwill) are amortized over a period of three years.

           During the fourth quarter of fiscal 2002, we acquired certain operations of Compaq in Ayr, Scotland. We acquired these operations in an effort to broaden our participation in the high-end server sector and to boost our profile in Europe. Simultaneous with the acquisition, we entered into a three-year supply agreement with Compaq to be designated as the sole and exclusive manufacturer of current Ayr-manufactured server product sub-assemblies and future products. Total consideration paid was approximately $89.6 million, based on foreign currency rates in effect at the date of the acquisition. Based on a preliminary third-party valuation, the purchase price is anticipated to result in purchased intangible assets of approximately $17.4 million and goodwill of approximately $2.1 million. The purchased intangible assets (other than goodwill) are amortized over a period of three years.

           During the fourth quarter of fiscal 2002, we acquired certain operations of Alcatel in Brest, France. We acquired these operations in an effort to solidify our manufacturing relationship with Alcatel, to broaden our advanced system integration and test services and to expand our European profile. Simultaneous with the acquisitions, we entered into a three-year supply agreement with Alcatel. Total consideration paid was approximately $51.5 million, based on foreign currency rates in effect at the date of the acquisition. Based on a preliminary third-party valuation, the purchase price is anticipated to result in goodwill of approximately $5.8 million.

           During the fourth quarter of fiscal 2002, we acquired certain operations of Valeo in Meung-sur-Loire, France. We acquired these operations in an effort to broaden our base of manufacturing for the automotive industry in Europe. As part of the transaction, we will acquire the electronics manufacturing production currently located at Valeo’s Switches & Detection Systems operation in Fort Worth, Texas and its Valeo Electrical Systems Inc. facility in Juarez, Mexico. These operations are in the process of being transferred to our operations in Chihuahua, Mexico and the transfer is expected to be complete by the end of fiscal 2003. Simultaneous with the acquisitions, we entered into a three-year supply agreement with Valeo to manufacture a broad base of automotive electronic and integrated systems. Total consideration paid, including amounts related to the Ft. Worth and Juarez operations, was approximately $49.2 million, based on foreign currency rates in effect at the date of the acquisition. Based on a preliminary third-party valuation, the purchase price is anticipated to result in goodwill of approximately $14.0 million.

           During the first quarter of fiscal 2003, we purchased certain operations of LTOS in Shanghai, China. We acquired these operations in an effort to enhance our competencies in complex optical assembly and design services, to broaden our base of manufacturing for the communications industry in Asia and to strengthen our relationship with Lucent. Simultaneous with the purchase, we entered into a three-year supply agreement with Lucent to manufacture optical switching and other communications infrastructure products. Total consideration paid was approximately $83.3 million, based on foreign currency rates in effect at the date of the acquisition. Based on a preliminary third-party valuation, the purchase price is anticipated to result in purchased intangible assets of approximately $20.5 million and goodwill of approximately $11.3 million. The purchased intangible assets (other than goodwill) are amortized over a period of three years.

           During the first quarter of fiscal 2003, we purchased, through our Jabil Global Services subsidiary, certain operations of Seagate in Reynosa, Mexico. We acquired these operations to expand our repair presence in the data storage market and to add a low-cost service site in Latin America. Simultaneous with the purchase, our wholly-owned subsidiary entered into a two-year renewable agreement to provide repair and warranty services for Seagate’s Personal Storage and Enterprise Storage hard disk drives. Total consideration paid was approximately $26.8 million, based on foreign currency rates in effect at the date of the acquisition. Based on management’s preliminary valuation, the purchase price is anticipated to result in goodwill of approximately $1.6 million.

           During the second quarter of fiscal 2003, we purchased certain operations of Quantum in Penang, Malaysia. We acquired these operations in an effort to broaden our base of manufacturing for the computing and storage sector in Asia, to expand our mechanical assemble capabilities and to further strengthen our relationship with Quantum. Simultaneous with the purchase, we entered into a three-year supply agreement with Quantum to manufacture internal tape drives. Total consideration paid was approximately $16.9 million, based on foreign currency rates in effect at the date of the acquisition. Based on management’s preliminary valuation, the purchase price is anticipated to result in goodwill of approximately $0.5 million.

           During the first quarter of fiscal 2003, we purchased certain operations of Philips in Austria, Brazil, Hong Kong/China, Hungary, Poland and Singapore. We completed the purchase of three additional sites in Belgium and India during the second quarter of fiscal 2003. We acquired these operations to broaden our base in the consumer electronics industry, to expand our global footprint and to strengthen our relationship with Philips. Simultaneous with the initial purchase, we entered into a four-year agreement with Philips to provide design and engineering services, new product introduction, prototype and test services, procurement and manufacturing of a wide range of assemblies for consumer products. Total consideration paid was approximately $219.3 million, based on foreign currency rates in effect at the date of the acquisition, and is subject to final net operating capital adjustments per the terms of the purchase agreement. Based on management’s preliminary valuation, the purchase price for the acquired sites is anticipated to result in purchased intangibles of approximately $30.0 million and goodwill of approximately $100.0 million. The purchased intangible assets (other than goodwill) will be amortized over a period of four years.

           Pro forma results of operations have not been presented because the effects of these acquisitions were not material on either an individual or an aggregate basis. Based on the preliminary purchase price of each of these acquisitions, none of these purchases, singly or in the aggregate, exceeded the threshold tests set forth in Rule 3-05(b) of the Securities and Exchange Commission’s Regulation S-X used for determining whether separate financial statements for these acquisitions are required to be included in our filings made with the Securities and Exchange Commission.

           In connection with the acquisitions described above, acquisition and merger-related costs of $3.9 million and $1.1 million were recorded for the three months ended May 31, 2003 and 2002, respectively. Acquisition and merger-related costs of $11.3 million and $3.6 million were recorded for the nine months ended May 31, 2003 and 2002, respectively. These costs consisted of professional fees and other incremental costs related directly to the integration of these acquired operations.

           During the fourth quarter of fiscal 2003, we purchased certain operations of NEC in Gotemba, Japan. We acquired these operations in an effort to provide customer and product sector diversification while adding strong competencies in a targeted market. Simultaneous with the purchase, we entered into a five year agreement with NEC to manufacture and assemble transmission and studio equipment used in television and radio broadcasting, as well as video cameras and systems for monitoring and multimedia applications. Total consideration paid was approximately $59.0 million in cash. Funding for this acquisition was provided by current working capital and a credit facility in Japan.

           During the second quarter of fiscal 2003, we completed the first phase of the new manufacturing facility in Guangzhou, China. The construction of the final phase of the new manufacturing facility was substantially completed during the third quarter ended May 31, 2003.

Critical Accounting Policies and Estimates

           The preparation of our financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect our reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an on-going basis, we evaluate our estimates and assumptions based upon historical experience and various other factors and circumstances. Management believes that our estimates and assumptions are reasonable under the circumstances; however, actual results may vary from these estimates and assumptions under different future circumstances. We have identified the following critical accounting policies that affect the more significant judgments and estimates used in the preparation of our consolidated financial statements. For further discussion of our significant accounting policies, refer to Note 1 — “Summary of Significant Accounting Policies” to the audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended August 31, 2002, incorporated herein by reference.

           We maintain an allowance for doubtful accounts related to receivables not expected to be collected from our customers. This allowance is based on management’s assessment of specific customer balances, considering the age of receivables and financial stability of the customer. If there is an adverse change in the financial condition of our customers, or if actual defaults are higher than provided for, an addition to the allowance may be necessary.

           We purchase inventory based on forecasted demand and record inventory at the lower of cost or market. Management regularly assesses inventory valuation based on current and forecasted usage and other lower of cost or market considerations. If actual market conditions or our customer’s product demands are less favorable than those projected, additional valuation adjustments may be necessary.

           We review property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of property, plant and equipment is measured by comparing its carrying value to the projected cash flows the property, plant and equipment are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying value of the property exceeds its fair market value. The impairment analysis is based on significant assumptions of future results made by management, including revenue and cash flow projections. Circumstances that may lead to impairment of property, plant and equipment include unforeseen decreases in future performance or industry demand and the restructuring of our operations as a result of a change in our business strategy.

           We have recorded intangible assets (including goodwill) based on third-party valuations, in connection with business acquisitions. Estimated useful lives of amortizable intangible assets are determined by management based on an assessment of the period over which the asset is expected to contribute to future cash flows. The allocation of amortizable intangible assets impacts the amounts allocable to goodwill. In accordance with SFAS 142, which we early-adopted effective September 1, 2001, we are required to perform goodwill impairment tests at least on an annual basis and whenever events or circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. We completed the annual impairment test for fiscal 2002 and determined that no impairment existed as of the date of the impairment test. The impairment test is performed at the reporting unit level, which we have determined to be consistent with our operating segments. The impairment analysis is based on significant assumptions of future results made by management, including revenue and cash flow projections at the reporting unit level. Circumstances that may lead to impairment of goodwill include unforeseen decreases in future performance or industry demand, and the restructuring of our operations as a result of a change in our business strategy.

           We recognized restructuring charges in fiscal 2003, 2002 and 2001 related to reductions in workforce, re-sizing and closure of facilities and the transition of certain facilities into new customer development sites. These charges were recorded pursuant to formal plans developed and approved by management. The recognition of restructuring charges required that we make certain judgments and estimates regarding the nature, timing and amount of costs associated with these plans. The estimates of future liabilities may change, requiring additional restructuring charges or the reduction of liabilities already recorded. At the end of each reporting period, we evaluate the remaining accrued balances to ensure that no excess accruals are retained and the utilization of the provisions are for their intended purpose in accordance with the restructuring programs. For further discussion of our restructuring programs, refer to Note 8 — “Restructuring and Impairment Charges” to the unaudited Consolidated Financial Statements included in our Form 10-Q for the quarter ended May 31, 2003, incorporated herein by reference and Note 13 — “Restructuring” to the audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended August 31, 2002, incorporated hereby reference.

Results of Operations

THREE AND NINE MONTHS ENDED MAY 31, 2003 COMPARED TO THREE AND NINE MONTHS ENDED MAY 31, 2002.

           Net Revenue. Our net revenue for the three months ended May 31, 2003 increased 43.3% to $1.2 billion, from $0.9 billion for the three months ended May 31, 2002. The increase for the three months ended May 31, 2003 from the same period of the previous fiscal year was primarily due to a 275% increase in the production of consumer products, a 98% increase in the production of computing and storage products, an 84% increase in the production of automotive products, a 10% increase in the production of networking products and a 46% increase in the production of instrumentation and medical products. These increases were due to the addition of new customers and organic growth in the respective sectors, as well as additional acquisitions completed subsequent to May 31, 2002. These increases were partially offset by a 14% decrease in the production of telecommunications products and a 9% decrease in the production of peripherals products due to continued softening of demand in these sectors.

           Our net revenue for the nine months ended May 31, 2003 increased 34.3% to $3.4 billion, from $2.6 billion for the nine months ended May 31, 2002. The increase for the nine months ended May 31, 2003 from the same period of the previous fiscal year was primarily due to a 203% increase in the production of consumer products, a 75% increase in the production of computing and storage products, a 79% increase in the production of automotive products, a 9% increase in the production of networking products, a 32% increase in the production of instrumentation and medical products and an 11% increase in the production of peripheral products. These increases were due to the addition of new customers and organic growth in the respective sectors, as well as additional acquisitions completed subsequent to May 31, 2002. These increases were partially offset by a 19% decrease in the production of telecommunications products due to continued softening of demand in that sector.

           Foreign source revenue represented 83.6% and 78.6% of net revenue for the three months and nine months ended May 31, 2003, respectively, compared to 59.8% and 58.9% for the same periods of fiscal 2002. The increase in foreign source revenue was primarily attributable to incremental revenue resulting from our acquisitions in Austria, Brazil, Belgium, China, France, Hungary, India, Malaysia, Mexico, Poland, Scotland and Singapore. We expect our foreign source revenue to continue to increase as a percentage of total net revenue.

           Gross Profit. Gross profit decreased to 9.2% of revenue for the three months ended May 31, 2003, from 9.9% of revenue for the same period of fiscal 2002, primarily due to a decrease in the comparable portion of manufacturing based revenue and the impact of our acquisitions, partially offset by cost reductions realized from our restructuring activities during the last nine quarters. Gross profit decreased to 9.2% of revenue for the nine months ended May 31, 2003, from 9.3% for the same period of fiscal 2002. In absolute dollars, gross profit for the three months and nine months ended May 31, 2003 increased $28.7 million and $76.1 million, respectively, versus the same periods of fiscal 2002 due to the increased revenue base.

           Selling, General and Administrative. Selling, general and administrative expenses for the three months and nine months ended May 31, 2003 decreased to 5.1% and 5.2% of net revenue, respectively, compared to 5.8% for both the three months and nine months ended May 31, 2002. The decrease as a percentage of net revenue was due primarily to the increased revenue base and the cost reductions realized from our restructuring activities. In absolute dollars, selling, general and administrative expenses for the three months and nine months ended May 31, 2003 increased $13.1 million and $29.9 million, respectively, versus the same periods of fiscal 2002. The absolute dollar increase was primarily due to locations acquired or constructed subsequent to the third quarter of fiscal 2002.

           Research and Development. Research and development expenses remained at 0.2% of net revenue for the three months and nine months ended May 31, 2003 as compared to the same periods of fiscal 2002. In absolute dollars, research and development expenses for the three months and nine months ended May 31, 2003 increased $0.3 million and $1.6 million, respectively, versus the same periods of fiscal 2002. Despite the recent economic conditions, we continue to engage in research and development activities including design of circuit board assemblies and the related production process, development of new products and new failure analysis technologies at our historical levels.

           Amortization of Intangibles. Our amortization of intangibles for the three months and nine months ended May 31, 2003 increased 145% and 132% to $8.5 million and $24.4 million, respectively, from $3.5 million and $10.5 million in the three months and nine months ended May 31, 2002, respectively. This increase is attributable to the increase in amortizable intangible assets resulting from the acquisitions in Austria, Belgium, Brazil, China, Hungary, India, Malaysia, Mexico, Poland, Scotland and Singapore, completed subsequent to May 31, 2002.

           Acquisition-Related Charges. During the three months ended May 31, 2003, we recorded acquisition related charges of $3.9 million primarily in connection with the acquisition of certain operations of Philips. During the three months ended May 31, 2002, we recorded acquisition related charges of $1.1 million in connection with the then announced acquisitions of certain operations of Compaq, Alcatel and Valeo. During the nine months ended May 31, 2003, we recorded acquisition related charges of $11.3 million in connection with the acquisitions of certain operations of Quantum, Alcatel, Valeo, Lucent, Seagate and Philips. During the nine months ended May 31, 2002, we recorded acquisition related charges of $3.6 million in connection with the acquisition of certain operations of Marconi and the then announced acquisitions of certain operations of Compaq, Alcatel and Valeo.

           Restructuring and Impairment Charges. During the first quarter of fiscal 2003, we initiated a restructuring program to reduce our cost structure and further align our manufacturing capacity with customer geographic requirements. This restructuring program resulted in restructuring and impairment charges for the three months and nine months ended May 31, 2003 of $32.9 million and $76.4 million, respectively. These restructuring and impairment charges for the nine months ended May 31, 2003 included cash costs totaling $42.5 million related to employee severance and benefits costs of approximately $26.5 million, costs related to lease commitments of approximately $14.4 million and other restructuring costs of $1.6 million. Non-cash costs of approximately $33.9 million represent fixed asset impairment charges related to our restructuring activities.

           The employee severance and benefit costs included in our restructuring and impairment costs recorded during the first nine months of fiscal 2003 are related to the elimination of approximately 2,100 employees, the majority of which were engaged in direct and indirect manufacturing activities in various manufacturing facilities in the United States and Europe. Lease commitment costs consisted primarily of future lease payments for facilities vacated because of the closure of the Boise, Idaho facility and the consolidation of facilities in the United States. The fixed asset impairment charge resulted from the closure of our Boise, Idaho and the Coventry, England facilities, as well as a realignment of worldwide capacity due to the restructuring activities carried out subsequent to August 31, 2002. The production from the Boise location was transferred to other existing locations during the course of the second quarter of fiscal 2003. The transfer of production from the Coventry location began during the second quarter of fiscal 2003 and will continue through the fourth quarter of fiscal 2003.

           As of May 31, 2003, total liabilities of $22.2 million related to these restructuring activities are expected to be paid out within the next twelve months. The remaining balance is expected to be paid out through August 31, 2006.

           As a result of the completed and contemplated restructuring activities, we expect to realize cost savings of approximately $4.0 million in the fourth quarter of fiscal year 2003 and approximately $6.0 million each quarter thereafter. The ultimate quarterly cost savings consists of $4.8 million reduction in cost of revenue due to a reduction in employee payroll and benefit expense of $2.9 million and $1.9 million in depreciation expense, and $1.2 million reduction in selling, general and administrative expenses.

           We currently expect to incur approximately $12 million in additional restructuring and impairment charges during the fourth quarter of fiscal year 2003 related to other restructuring activities, which are being undertaken in response to the current macroeconomic conditions.

           Other Income. During the three and nine months ended May 31, 2003, we recorded zero and $2.6 million, respectively, of other income related to proceeds received in the first quarter of fiscal year 2003 in connection with facility closure costs. There was no other income for the same period of fiscal 2002.

           Interest Income. Interest income decreased to $1.5 million and $5.2 million, respectively, for the three and nine months ended May 31, 2003 from $3.1 million and $7.3 million, respectively, for the same periods of fiscal 2002, due to lower interest yields.

           Interest Expense. Interest expense increased to $3.9 million and $11.8 million, respectively, for the three months and nine months ended May 31, 2003 from $3.8 million and $10.0 million, respectively, for the same periods of fiscal 2002, due to the outstanding borrowings under the Revolver and imputed interest related to the Philips acquisitions.

           Income Taxes. We recognized an effective income tax benefit of 2,938.1% and 75.4% in the three months and nine months ended May 31, 2003, respectively, as compared to an effective income tax rate of 23.4% for both the three months and nine months ended May 31, 2002. The tax rate is a function of the mix of the effective tax rates in the tax jurisdictions in which our restructuring charges were incurred, and the mix of domestic versus international income from operations. The amount of restructuring charges recorded during the three months and nine months ended May 31, 2003, and the fact that income tax expense with respect to the restructuring charges was calculated using the effective tax rates in the jurisdictions in which those charges were incurred, resulted in an income tax benefit. In addition, as the proportion of our income derived from foreign sources has increased, our effective tax rate has decreased as our international operations have historically been taxed at a lower rate than in the United States, primarily due to tax holidays granted to our sites in Malaysia, China and Hungary that expire at various times through 2010. Such tax holidays are subject to conditions with which we expect to continue to comply.

FISCAL YEAR ENDED AUGUST 31, 2002 COMPARED TO FISCAL YEAR ENDED AUGUST 31, 2001

           Net Revenue. Our net revenue decreased 18.1% to $3.5 billion for fiscal year 2002, down from $4.3 billion in fiscal year 2001. The decrease was due to a 49.3% decrease in production of computing and storage products, a 37.5% decrease in production of peripheral products and a 13.7% decrease in production of networking products due to softening demand in those sectors. These decreases were offset in part by 58.1% and 27.5% increases in production of instrumentation and medical and consumer products, respectively, due to the addition of new customers and organic growth in those sectors.

           Foreign source revenue represented 60.6% of our net revenue for fiscal year 2002 and 50.3% of revenue for fiscal 2001. The increase in foreign source revenue was primarily attributable to incremental revenue resulting from our acquisitions in England, France, Italy, Malaysia and Scotland. The percentage of foreign source revenue also increased as a result of the current economic conditions in the U.S. As our overall revenue has fallen, our U.S. based revenues have decreased proportionally more than the decreases in the Asian, Latin American and European markets.

           Gross Margin. Gross margin increased to 9.4% in fiscal year 2002 from 9.1% in fiscal year 2001 primarily due to an increase in the portion of manufacturing-based revenue and due to cost reductions realized from our restructuring activities during the last six quarters.

           Selling, General and Administrative. Selling, general and administrative expenses increased to $203.8 million (5.7% of net revenue) in fiscal year 2002 from $184.1 million (4.3% of net revenue) in fiscal year 2001. This dollar increase was attributable to locations acquired in late fiscal 2001 and fiscal 2002 and to a full year’s operations in facilities that were under construction or starting production during fiscal 2001. The increase as a percentage of net revenue was impacted by the increase in absolute dollars as well as by decreased revenues in fiscal year 2002.

           Research and Development. Research and development expenses in fiscal year 2002 increased to $7.9 million from $6.4 million in fiscal year 2001 but remained at 0.2% of net revenue for each of the years ended August 31, 2002 and 2001, respectively. Despite the recent economic conditions that negatively impacted the demand for our services, we continue to engage in research and development activities, including design of circuit board assemblies and the related production process, development of new products and new failure analysis techniques at our historical levels.

           Amortization of Intangibles. We recorded $15.1 million of amortization of intangibles in fiscal year 2002 as compared to $5.8 million in fiscal year 2001. This increase was attributable to the amortization of amortizable intangible assets arising from our acquisitions in England and Italy during late fiscal 2001 and in France, Malaysia, Scotland and the United States during fiscal 2002.

           We elected to early-adopt SFAS 142, effective the beginning of fiscal 2002. In accordance with SFAS 142, we ceased amortizing goodwill for fiscal 2002. For additional information regarding purchased intangibles, see Acquisitions and Expansion above, Note 1(f) — “Intangible Assets”, Note 4 — “Intangible Assets” and Note 12 — “Acquisitions” to the audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended August 31, 2002, incorporated herein by reference.

           Acquisitions and Merger-Related Charges. During fiscal year 2002, we incurred $7.6 million in acquisition-related charges consisting of increased incremental staffing and support costs and legal and professional fees associated with the acquisitions in France, Malaysia, Scotland and the United States. See Note 12 — “Acquisitions” to the audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended August 31, 2002, incorporated herein by reference.

           Restructuring and Other Charges. During fiscal 2002, we incurred $52.1 million in restructuring charges related to reductions in our cost structure. These charges included reductions in workforce, re-sizing of facilities and the transition of certain facilities into new customer development sites. These charges were largely intended to align our capacity and infrastructure to anticipated customer demand. Approximately $7.2 million related to asset write-off costs, $10.6 million to lease exit costs, $32.1 million to employee severance and termination benefit costs and $2.2 million in other restructuring costs. As of August 31, 2002, total liabilities of $21.4 million related to these restructuring activities were expected to be paid out within the next twelve months.

           The employee severance and benefit termination costs included in our restructuring charges are related to the elimination of approximately 2,800 employees during fiscal 2002. The majority of these employees were engaged in direct and indirect manufacturing activities in various facilities around the world. Costs related to lease commitments consist primarily of future lease payments for facilities vacated as a result of the consolidation of facilities. The fixed asset impairment charge primarily results from a decision made to vacate several smaller facilities in the United States, Europe and Asia due to current macroeconomic conditions. For additional information regarding restructuring costs, see Note 13 — “Restructuring” to the audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended August 31, 2002, incorporated herein by reference.

           We currently expect to incur approximately $60 million to $80 million in additional restructuring charges during fiscal 2003 related to the closure of our Boise, Idaho plant and certain other restructuring activities, which are being evaluated in light of the current macroeconomic conditions.

           Interest Income. Interest income increased to $9.8 million in fiscal year 2002 from $8.2 million in fiscal year 2001 reflecting increased income on greater cash balances resulting from positive cash flow from operations during fiscal 2002 and the proceeds from our issuance of convertible notes completed in the third quarter of fiscal 2001. See Note 5 — “Notes Payable, Long-Term Debt and Long-Term Lease Obligations” to the audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended August 31, 2002, incorporated herein by reference.

           Interest Expense. Interest expense increased to $13.1 million in fiscal year 2002, from $5.9 million in fiscal year 2001, primarily as a result of our issuance of convertible notes near the end of the third quarter of fiscal 2001 and imputed interest on deferred acquisition payments related to the Marconi acquisition.

           Income Taxes. In fiscal year 2002, our effective tax rate decreased to 22.4% from 28.7% in fiscal year 2001. The tax rate is predominantly a function of the mix of domestic versus international income from operations. As the proportion of our income derived from foreign sources has increased, our effective tax rate has decreased as our international operations have historically been taxed at a lower rate than in the United States, primarily due to tax holidays granted to our sites in Malaysia, China and Hungary that expire through 2010. Such tax holidays are subject to conditions with which we expect to continue to comply. In addition to the increase in foreign source income, the effective tax rate for fiscal 2002, as compared to fiscal 2001 decreased due to the mix of the effective tax rates in the tax jurisdictions in which our restructuring and acquisition-related charges were incurred and the tax treatment of the amortization of intangibles in each jurisdiction. See Note 6 — “Income Taxes” to the audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended August 31, 2002, incorporated herein by reference.

FISCAL YEAR ENDED AUGUST 31, 2001 COMPARED TO FISCAL YEAR ENDED AUGUST 31, 2000

           Net Revenue. Our net revenue increased 21.7% to $4.3 billion for fiscal year 2001, up from $3.6 billion in fiscal year 2000. The increase was due to a 111.4% increase in production of instrumentation and medical products, a 74.9% increase in production of consumer products, a 45.9% increase in production of telecommunications products, a 39.4% increase in production of networking products, and a 14.5% increase in production of automotive products. Foreign source revenue represented 50.3% of our net revenue for fiscal year 2001 and 43.5% of revenue for fiscal 2000. The increase in foreign source revenue was attributable to increased production in our international locations, primarily in our Mexican, Malaysian and Hungarian facilities, and from incremental revenue resulting from the Marconi acquisitions in England and Italy during the fourth quarter of fiscal 2001.

           Gross Margin. Gross margin decreased to 9.1% in fiscal year 2001 from 10.1% in fiscal year 2000 reflecting a higher content of material-based revenue as well as relatively lower levels of capacity utilization than in fiscal 2000.

           Selling, General and Administrative. Selling, general and administrative expenses increased to $184.1 million (4.3% of net revenue) in fiscal year 2001 from $132.7 million (3.7% of net revenue) in fiscal year 2000. This increase was primarily due to increases in staffing and related departmental expenses at all of our locations along with increases in information systems staff to support the expansion of our business.

           Research and Development. Research and development expenses in fiscal year 2001 increased to $6.4 million (0.2% of net revenue) from $4.8 million (0.1% of net revenue) in fiscal year 2000 as a result of the establishment of a new Design Center located in our Michigan facility as well as expanded services in other locations.

           Amortization of Intangibles. We recorded $5.8 million of amortization of intangibles in fiscal year 2001 as compared to $2.7 million in fiscal year 2000. This increase is attributable to the amortization of the goodwill arising from the Marconi acquisition during fiscal 2001.

           Acquisition and Merger-Related Charge. During fiscal year 2001, we incurred $6.6 million in acquisition-related charges consisting of increased incremental staffing and support costs and legal and professional fees associated with the Marconi acquisition.

           Restructuring and Other Charges. During fiscal 2001, we incurred $27.4 million in restructuring and other charges related to reductions in our cost structure. These charges include reductions in workforce, re-sizing of facilities and the transition of certain facilities into new customer development sites. Approximately $11.5 million related to asset write-off costs, $5.6 million to lease exit costs, $8.9 million to employee severance and benefit termination costs and $1.4 million in other restructuring costs. As of August 31, 2001, liabilities relating to these restructuring activities, totaling $5.5 million, were expected to be paid out within the next twelve months.

           Interest Income. Interest income increased to $8.2 million in fiscal year 2001 from $7.4 million in fiscal year 2000 reflecting increased income on greater cash balances resulting from the issuance of convertible notes completed in the third quarter of fiscal 2001.

           Interest Expense. Interest expense decreased to $5.9 million in fiscal year 2001, from $7.6 million in fiscal year 2000, primarily as a result of decreased short-term borrowings under our revolving line of credit throughout the year, offset by additional expense accrued on the convertible notes issued in the third quarter of fiscal 2001.

           Income Taxes. In fiscal year 2001, our effective tax rate decreased to 28.7% from 31.5% in fiscal year 2000. The effective tax rate is predominantly a function of the mix of domestic versus international income from operations. Our international operations have been taxed at a lower rate than in the United States, primarily due to tax holidays granted to our sites in Malaysia, China and Hungary. Such tax holidays are subject to conditions with which we expect to comply.

Liquidity and Capital Resources

           Our principal sources of liquidity consist of cash, cash equivalents and available borrowings under our credit facility. On November 29, 2002, we renegotiated our credit facility and established the Revolver, which we amended and restated on July 14, 2003 as our $400.0 million Amended Revolver. In conjunction with the amendment and restatement of the Revolver, we cancelled the 364-day, $305.0 million credit facility that was negotiated on November 29, 2002. On July 14, 2003, there were no borrowings outstanding under the 364-day facility.

           Under the terms of the Amended Revolver, borrowings can be made under either floating rate loans or Eurodollar rate loans. We pay interest on outstanding floating rate loans at the banks’ prime rate. We pay interest on outstanding Eurodollar loans at the LIBOR in effect at the loan inception plus a spread of 0.65% to 1.35%. We pay a commitment fee on the unused portion of the Amended Revolver at 0.225% to 0.40%. We will also pay a usage fee if our borrowing on the Amended Revolver exceeds 33 1/3% of the aggregate commitment. The usage fee ranges from 0.125% to 0.25%. The interest spread, commitment fee and usage fee are determined based on our general corporate borrowing rating, or senior unsecured long-term debt rating, as applicable, as determined by S&P and Moody’s. As of the date of this prospectus supplement, the interest spread on the facility was 1.325%. The Amended Revolver requires compliance with several financial covenants including a fixed coverage ratio, consolidated net worth threshold and EBITDA ratio, as defined in the Amended Revolver. The Amended Revolver also requires compliance with certain operating covenants, which limit, among other things, our incurrence of additional indebtedness. We were in compliance with the respective covenants on the date of this prospectus supplement.

           As of the date of this prospectus supplement, there was $100.0 million of borrowings outstanding under the Amended Revolver. We will use a portion of the proceeds of the offering of the notes to repay such $100.0 million. See “Use of Proceeds.” We may subsequently reborrow under the Amended Revolver or otherwise. The Amended Revolver expires on July 14, 2006 and outstanding borrowings are then due and payable.

           On May 28, 2003, we negotiated a six-month, JPY 1.8 billion credit facility with a bank in Japan. Under the terms of the facility, we pay interest on outstanding borrowings based on TIBOR plus a spread of 1.75%. The credit facility expires on December 2, 2003 and any outstanding borrowings are then due and payable. As of May 31, 2003, there were no borrowings outstanding under this facility. On May 28, 2003, we negotiated a six-month, JPY 0.6 billion credit facility with a bank in Japan. Under the terms of the facility, we pay interest on outstanding borrowings based on TIBOR plus a spread of 1.75%. The credit facility expires on December 2, 2003 and any outstanding borrowings are then due and payable. As of May 31, 2003, there were no borrowings outstanding under this facility.

           During the fourth quarter of fiscal 2003, we drew down JPY 1.8 billion on the larger six-month credit facility negotiated on May 28, 2003 with a bank in Japan. The cash proceeds, which translated to $15.2 million based on foreign currency rates in effect at the date of the draw down, were used to partially fund the acquisition of certain operations of NEC in Gotemba, Japan.

           During the fourth quarter of fiscal 2003, we repaid the remaining approximately $8.3 million outstanding balance of the $50.0 million 6.89% Senior Notes due in May 2004.

           We generated $195.9 million of cash from operating activities for the nine months ended May 31, 2003. This consisted primarily of $22.9 million of net income, $166.1 million of depreciation and amortization, $60.6 million from decreases in inventory, $62.1 million of non-cash restructuring charges, $133.7 million of increases in accounts payable and accrued expenses and $16.2 million of decreases in refundable income taxes, offset by $238.5 million of increases of accounts receivable, $12.3 million of decreases in deferred income taxes and $15.6 million of increases in prepaid expenses and other current assets. Inventory levels, excluding inventory acquired through acquisitions, have decreased during the nine months ended May 31, 2003 due to the stabilization of customer demand patterns and increased revenues. The increase in accounts payable was due to increased emphasis on cash management as well as the timing of purchases near quarter-end. The increase in the accounts receivable balance was due primarily to increased revenue during the three months ended May 31, 2003, as well as longer customer payment terms in Europe.

           Net cash used in investing activities of $427.6 million for the nine months ended May 31, 2003 consisted of our capital expenditures of $74.1 million for construction and equipment worldwide and cash paid of $365.4 million for the acquisition of certain operations of Valeo, Lucent, Seagate, Philips and Quantum, offset by proceeds from the sales of property and equipment of $11.9 million. Purchases of manufacturing and computer equipment were made to support our ongoing business. We also continued construction of a new manufacturing facility in Guangzhou, China to support our expected future capacity needs. We completed the first phase of the new manufacturing facility in Guangzhou, China during the second quarter of fiscal 2003. The construction of the final phase of the new manufacturing facility was substantially completed during the third quarter ended May 31, 2003.

           We believe that during the next twelve months, our capital expenditures will be approximately $80 million, principally for machinery, equipment, facilities and related expenses. We believe that our level of resources, which include cash on hand, available borrowings under our existing credit facilities, funds provided by operations and a portion of the net proceeds from this offering of the notes, will be more than adequate to fund these capital expenditures and our working capital requirements for the next twelve months. In May 2001, we issued the Convertible Notes. The Convertible Notes mature on May 15, 2021 and pay interest semiannually on May 15 and November 15. Each Convertible Note is convertible at any time after the date of original issuance and prior to the close of business on the day immediately preceding the maturity date by the holder at a conversion rate of 24.368 shares per $1,000 principal amount of notes. The holders of the Convertible Notes may require that we purchase all or a portion of their Convertible Notes on May 15 in the years 2004, 2006, 2009 and 2014 at par plus accrued interest. Accordingly, the Convertible Notes are classified as current debt as of May 31, 2003. We may choose to pay the purchase price in cash or common stock valued at 95% of its market price. We may redeem all or a portion of the Convertible Notes for cash at any time on or after May 18, 2004 at 100% of principal plus accrued interest. Should the holders of the Convertible Notes require us to purchase their Convertible Notes in 2004 or should we desire to consummate significant additional acquisition opportunities, our capital needs would increase and could possibly result in our need to increase available borrowings under our credit facilities or access public or private debt and equity markets. There can be no assurance, however, that we would be successful in raising additional debt or equity with terms that we consider acceptable.

           Our contractual obligations for future minimum lease payments under non-cancelable lease arrangements and short and long-term debt arrangements as of May 31, 2003 are summarized below. We do not participate in, or secure financing for any unconsolidated limited purpose entities. Non-cancelable purchase commitments do not typically extend beyond the normal lead-time of several weeks at most. Purchase orders beyond this time frame are typically cancelable.

	Payments Due by Period (In thousands)

		Less than 1
Contractual Obligations	Total	Year	1-3 Years	4-5 Years	After 5 Years

Long-term debt and capital lease obligations	$455,007	$353,804	$101,203	$—	$—
Operating leases	149,309	33,014	55,427	23,829	37,039

Total contractual cash obligations	$604,316	$386,818	$156,630	$23,829	$37,039

BUSINESS

           We are one of the leading worldwide independent EMS providers. We design and manufacture electronic circuit board assemblies and systems for major OEMs in the networking, telecommunications, computing and storage, peripherals, consumer products, automotive and instrumentation and medical industries. We serve our OEM customers with dedicated work cell business units that combine high volume, highly automated continuous flow manufacturing with advanced electronic design and design for manufacturability technologies. Our main customers currently include Alcatel, Cisco, Dell, HP, JCI, Lucent, Marconi, Nokia, Quantum, Philips and Valeo. For the fiscal year ended August 31, 2002 and the nine months ended May 31, 2003, we had net revenues of approximately $3.5 billion and $3.4 billion, respectively, and net income of $34.7 million and $22.9 million, respectively.

           The EMS industry experienced rapid change over the past several years as an increasing number of OEMs have outsourced their manufacturing requirements. The industry experienced rapid growth over a period of years prior to mid-2001, when the industry’s revenue declined as a result of significant cut backs in its customers’ production requirements. Nonetheless, OEMs have continued to turn to outsourcing in order to reduce product cost, achieve accelerated time-to-market and time-to-volume production, access advanced design and manufacturing technologies, improve inventory management and purchasing power, reduce their capital investment in manufacturing facilities, and achieve parallel manufacturing of the same product throughout the world. We believe, therefore, that further growth opportunities exist for EMS providers to penetrate the worldwide electronics markets.

           We offer our customers significant turnkey EMS solutions that are responsive to their outsourcing needs. Our work cell business units are capable of providing our customers with varying continuations of the following services:

•	integrated design and engineering;

•	component selection, sourcing and procurement;

•	automated assembly;

•	design and implementation of product testing;

•	parallel global production;

•	systems assembly and direct order fulfillment; and

•	repair and warranty.

           We currently conduct our operations in facilities that are located in Austria, Belgium, Brazil, China, England, France, Hungary, India, Ireland, Italy, Japan, Malaysia, Mexico, Poland, Scotland, Singapore and the United States. Our parallel global production strategy provides our customers with the benefits of improved supply-chain management, reduced inventory obsolescence, lowered transportation costs and reduced product fulfillment time.

           Our principal executive offices are located at 10560 Dr. Martin Luther King Street North, St. Petersburg, Florida 33716, and our telephone number is (727) 577-9749. Our website is located at www.jabil.com. Information contained in our website is not a part of this prospectus supplement or the documents incorporated by reference in this prospectus supplement.

EMS Industry Background

           The EMS industry is composed of companies that provide a range of manufacturing services for OEMs in the electronics industry. The EMS industry experienced rapid change over the past several years as an increasing number of OEMs have chosen an external manufacturing strategy. The industry experienced rapid growth over a period of several years prior to mid-2001, when the industry’s revenue declined as a result of significant cut backs in its customers’ production requirements. Nonetheless, OEMs continued to turn to outsourcing versus internal manufacturing. Factors driving OEMs to favor outsourcing to EMS providers include:

•	Reduced Product Cost. EMS providers are able to manufacture products at a reduced total cost to OEMs. These cost advantages result from higher utilization of capacity because of diversified product demand and, typically, a higher sensitivity to elements of cost.

•	Accelerated Product Time-to-Market and Time-to-Volume. EMS providers are often able to deliver accelerated production start-ups and achieve high efficiencies in transferring new products into production. EMS providers are also able to rapidly scale production for changing markets and to position themselves in global locations that serve the leading world markets. With increasingly shorter product life cycles, these key services allow new products to be sold in the marketplace in an accelerated time frame.

•	Access to Advanced Technologies. Customers of EMS providers may gain access to additional advanced technologies in manufacturing processes, as well as product and production design. Product and production design services may offer customers significant improvements in the performance, cost, time-to-market and manufacturability of their products.

•	Improved Inventory Management and Purchasing Power. EMS providers are able to manage both procurement and inventory, and have demonstrated proficiency in purchasing components at improved pricing due to the scale of the operations and continuous interaction with the materials marketplace.

•	Reduced Capital Investment in Manufacturing. OEMs are increasingly seeking to lower their investment in inventory, facilities and equipment used in manufacturing in order to allocate capital to other activities such as sales and marketing, and research and development. This shift in capital deployment has placed a greater emphasis on outsourcing to external manufacturing specialists.

Our Strategy

           We are focused on expanding our position as one of the leading global EMS providers to major OEMs. To achieve this objective, we continue to pursue the following strategies:

•	Establish and Maintain Long-Term Customer Relationships. Our core strategy is to establish and maintain long-term relationships with leading electronics companies in expanding industries with the size and growth characteristics that can benefit from highly automated, continuous flow and global manufacturing. Historically, we have derived a majority of our growth from existing customers. Recently, we have experienced business growth with both existing and new customers as a result of our acquisitions. We focus on maintaining long-term relationships with our customers and seek to expand these relationships to include additional product lines and services. In addition, we have a focused effort to identify and develop relationships with new customers who meet our profile.

•	Utilize Work Cell Business Units. Each of our work cell business units is dedicated to one customer and operates with a high level of autonomy, utilizing dedicated production equipment, production workers, supervisors, buyers, planners and engineers. We believe our work cell business units promote increased responsiveness to our customers’ needs, particularly as a customer relationship grows to multiple production locations.

•	Expand Parallel Global Production. Our ability to produce the same product on a global scale is a significant requirement of our customers. We believe that parallel global production is a key strategy to reduce obsolescence risk and secure the lowest landed costs while simultaneously supplying products of equivalent or comparable quality throughout the world. Consistent with this strategy, we have recently acquired operations in Austria, Belgium, Brazil, China, France,

Hungary, India, Japan, Malaysia, Mexico, Poland, Scotland and Singapore to increase our European, Latin American and Asian presence.

•	Offer Systems Assembly and Direct Order Fulfillment. Our systems assembly and direct order fulfillment services allow our customers to reduce product cost and risk of product obsolescence by reducing total work-in-process and finished goods inventory. We offer these services at all of our manufacturing locations.

•	Pursue Selective Acquisition Opportunities. OEMs have continued divesting internal manufacturing operations to EMS providers. In many of these situations, the OEM enters into a customer relationship with the EMS provider that acquires the operations. Our acquisition strategy is focused on obtaining OEM manufacturing operations with consistent growth, experienced management teams and opportunities for long-term outsourcing relationships. See “Risk Factors — We may not achieve expected profitability from our acquisitions” in the accompanying prospectus.

Our Approach to Manufacturing

           In order to achieve high levels of manufacturing performance, we have adopted the following approaches:

•	Work Cell Business Units. Each of our work cell business units is dedicated to one customer and is empowered to formulate strategies tailored to its customer’s needs. Each work cell business unit has dedicated production lines consisting of equipment, production workers, supervisors and engineers. Work cell business units have direct responsibility for manufacturing results and time-to-volume production, promoting a sense of individual commitment and ownership. The work cell business unit approach is modular and enables us to grow incrementally without disrupting the operations of other work cell business units.

•	Business Unit Management. Our Business Unit Managers coordinate all financial, manufacturing and engineering commitments for each of our customers at a particular manufacturing facility. Our Business Unit Directors oversee local Business Unit Managers and coordinate on a worldwide basis all financial, manufacturing and engineering commitments for each of our customers that have both domestic and global production requirements. Jabil’s Business Unit Management has the authority, within high-level parameters set by executive management, to develop customer relationships, make design strategy decisions and production commitments, establish pricing and implement production and electronic design changes. Business Unit Managers and Directors are also responsible for assisting customers with strategic planning for future products, including developing cost and technology goals. These Managers and Directors operate autonomously, with responsibility for the development of customer relationships and direct profit and loss accountability for work cell business unit performance.

•	Continuous Flow. We use a highly automated, “continuous flow” approach where different pieces of equipment are joined directly or by conveyor to create an in-line assembly process. This process is in contrast to a “batch” approach, where individual pieces of assembly equipment are operated as freestanding work-centers. The elimination of waiting time prior to sequential operations results in faster manufacturing, which improves production efficiencies and quality control and reduces inventory work-in-process. Continuous flow manufacturing provides significant cost reduction and quality improvement when applied to volume manufacturing.

•	Computer Integration. We support all aspects of our manufacturing activities with advanced computerized control and monitoring systems. Component inspection and vendor qualities are monitored electronically in real-time. Materials planning, purchasing, stockroom and shop floor control systems are supported through a computerized Enterprise Resource Planning system, providing customers with a continuous ability to monitor material availability and track work-in-process on a real-time basis. Manufacturing processes are supported by a real-time, computerized statistical process control system, whereby customers can remotely access our computer systems to monitor real-time yields, inventory positions, work-in-process status and vendor quality data.

•	Supply Chain Management. We utilize an electronic commerce system/electronic data interchange and web-based tools with our customers and suppliers to implement a variety of supply chain management programs. Our customers utilize these tools to share demand and product forecasts and deliver purchase orders. We use these tools with our suppliers for just-in-time delivery, supplier-managed inventory and consigned supplier-managed inventory.

Our Design Services

           We offer a wide spectrum of value-added design services for products that we manufacture for our customers. We provide these services to enhance our relationships with current customers and to help develop relationships with new customers. We offer the following design services:

•	Electronic Design. Our electronic design team provides electronic circuit design services including application specific integrated circuit design and firmware development. These services have been used to develop a variety of circuit designs for cellular telephone accessories, notebook and personal computers, servers, radio frequency (“RF”) products, video set-top boxes, optical communications, personal digital assistants, communication broadband products and automotive and consumer appliance controls.

•	Industrial Design Services. Our industrial design team assists in designing the “look and feel” of the plastic and metal enclosures that house printed circuit board (“PCB”) assemblies and systems.

•	Mechanical Design. Our mechanical engineering design team specializes in three-dimensional design and analysis of electronic and optical assemblies using state of the art modeling and analytical tools. The mechanical team has extended Jabil’s product offering capabilities to include all aspects of industrial design, advance mechanism development and tooling management. They are staffed to support Jabil customers for all development projects, including turnkey system design and design for manufacturing activities.

•	Computer Assisted Design. Our computer assisted design (“CAD”) team provides PCB design and other related services. These services include PCB design services using advanced CAD/computer assisted engineering tools, PCB design testing and verification services, and other consulting services, which include the generation of a bill of materials, approved vendor list and assembly equipment configuration for a particular PCB design. We believe that our CAD services result in PCB designs that are optimized for manufacturability and cost and accelerate the time-to-market and time-to-volume production.

•	Applied R&D. The goal of Jabil’s applied R&D group is to make Jabil more profitable by collaborating with our OEM partners and establishing new product roadmaps. Applied R&D is a platform for new ideas and products in specific growth areas. This team provides system-based solutions to engineering problems and challenges.

Our Systems Assembly, Test and Direct Order Fulfillment Services

           We offer systems assembly, test and direct order fulfillment services to our customers. Our systems assembly services extend our range of assembly activities to include assembly of higher-level sub-systems and systems incorporating multiple PCBs. We maintain significant systems assembly capacity to meet the increasing demands of our customers. In addition, we provide testing services, based on quality assurance programs developed with our customers, of the PCBs, sub-systems and systems products that we manufacture. Our quality assurance programs include circuit testing under various environmental conditions to try to ensure that our products meet or exceed required customer specifications. We also offer direct order fulfillment services for delivery of final products we assemble for our customers.

Our Repair and Warranty Services

           As an extension of our manufacturing model and an enhancement to our total global solution, we offer repair and warranty services to our customers from strategic logistics hub locations. We have the ability to service our OEM partner’s product following completion of the traditional manufacturing and fulfillment process.

Technology

           We believe that our system manufacturing and testing technologies are among the most advanced in the industry. Through our research and development efforts, we intend to continue to offer our customers among the most advanced high volume, continuous flow manufacturing process technologies. These technologies include surface mount technology, high-density ball grid array, chip scale packages, flip chip/direct chip attach, advanced chip-on-board, thin substrate processes, reflow solder of mixed technology circuit boards, lead-free processing, densification, RF process optimization, and other testing and emerging interconnect technologies. In addition to our research and development activities, we are continuously making refinements to our existing manufacturing processes in connection with providing manufacturing services to our customers. See “Risk Factors — We may not be able to maintain our engineering, technological and manufacturing expertise” in the accompanying prospectus.

Research and Development

           To meet our customers’ increasingly sophisticated needs, we continually engage in research and development activities. The development and refinement of new manufacturing processes are performed in St. Petersburg, Florida and San Jose, California. These efforts consist of design of the circuit board assembly, mechanical design and the related production design necessary to manufacture the circuit board assembly in the most cost-effective and reliable manner. Additional research and development efforts have focused on new optical, test engineering, RF and wireless failure analysis technologies. We are also engaged in the research and development of new products including network infrastructure systems, handset convergent devices, wireless and broadband access products, consumer products, and storage products. Product design centers are located in St. Petersburg, Florida; Hasselt, Belgium; Shanghai, China; Vienna, Austria; and Auburn Hills, Michigan. See “Risk Factors — We may not be able to maintain our engineering, technological and manufacturing expertise” in the accompanying prospectus.

           For fiscal years 2002, 2001 and 2000, we expended $7.9 million, $6.4 million and $4.8 million, respectively, on research and development activities. During the nine months ended May 31, 2003, we expended $7.4 million on research and development activities. To date, substantially all of our research and development expenditures have related to internal research and development activities.

Customers and Marketing

           Our core strategy is to establish and maintain long-term relationships with leading electronics companies in expanding industries with the size and growth characteristics that benefit from highly automated continuous flow and global manufacturing. A small number of customers and significant industries have historically comprised a major portion of our net revenue. The table below sets forth the respective portion of net revenue for the applicable period attributable to our customers who individually accounted for approximately 10% or more of our net revenue in any respective period:

		Year Ended
	For Nine Months	August 31,
	Ended
	May 31, 2003	2002	2001	2000

Cisco Systems, Inc.	17%	24%	23%	20%
Royal Philips Electronics	14%	*	*	*
Hewlett-Packard Company	11%	*	*	14%
Marconi Communications plc	*	13%	*	*
Dell Computer Corporation	*	*	14%	16%
Lucent Technologies	*	*	*	10%

*	less than 10% of net revenues

           Jabil’s revenue was distributed over the following significant industries for the periods indicated:

		Year Ended
	For Nine Months	August 31,
	Ended
	May 31, 2003	2002	2001	2000

Networking	24%	30%	28%	25%
Consumer	20%	8%	6%	4%
Telecommunications	15%	23%	19%	16%
Computing and Storage	15%	13%	22%	27%
Automotive	9%	7%	5%	6%
Peripherals	8%	10%	14%	17%
Instrumentation and Medical	5%	5%	2%	1%
Other	4%	4%	4%	4%

	100%	100%	100%	100%

           In fiscal year 2002, 27 customers accounted for more than 95% of our net revenue compared to 29 customers accounting for more than 95% of our net revenue for the nine months ended May 31, 2003. We expect to continue to depend upon a relatively small number of customers for a significant percentage of our net revenue. As illustrated in the two tables above, the historic percentages of net revenue we have received from specific customers or significant industries have varied substantially from year to year. Accordingly, these historic percentages are not necessarily indicative of the percentage of net revenue that we may receive from any customer or industry in the future. In the past, some of our customers have terminated their manufacturing arrangements with us or have significantly reduced or delayed the volume of manufacturing services ordered from us. We cannot assure that present or future customers will not terminate their manufacturing arrangements with us or significantly change, reduce or delay the amount of manufacturing services ordered from us. If they do, it could have a material adverse effect on our results of operations. See “Risk Factors — Because we depend on a limited number of customers, a reduction in sales to any one of our customers could cause a significant decline in our revenue” in the accompanying prospectus, Note 6 — “Segment Information” to the unaudited Consolidated Financial Statements included in our Form 10-Q for the quarter ended May 31, 2003 incorporated herein by reference and Note 9 — “Concentration of Risk and Segment Data” to the audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended August 31, 2002, incorporated herein by reference.

           Our principal source of new business is the expansion of existing customer relationships to include additional product lines and services, referrals and direct sales through our Business Unit Managers and Directors and executive staff. Recently, we also experienced business growth with both existing and new customers as a result of our acquisitions. Our Business Unit Managers and Directors, supported by the executive staff, identify and attempt to develop relationships with new customers who meet our profile. This profile includes financial stability, need for technology-driven turnkey manufacturing, anticipated unit volume and long-term relationship stability. Unlike traditional sales managers, our Business Unit Managers and Directors are responsible for ongoing management of production for their customers.

International Operations

           A key element in our strategy is to provide localized production of global products produced for OEMs in the major consuming regions of the United States, Latin America, Europe and Asia. Consistent with this strategy, we have established or acquired manufacturing and/or repair facilities in Austria, Belgium, Brazil, China, England, France, Hungary, India, Ireland, Italy, Japan, Malaysia, Mexico, Poland, Scotland and Singapore. In addition, sales offices have been established in Hong Kong, Japan, Singapore and The Netherlands.

           Our Latin American facilities located in Mexico and Brazil enable us to provide a low cost manufacturing source for new and existing customers.

           Our European facilities located in Austria, Belgium, England, France, Hungary, Ireland, Italy, Poland and Scotland target existing European customers, North American customers having significant sales in Europe and potential European customers who meet our customer profile.

           Our Asian facilities, located in China, India, Japan, Malaysia, and Singapore, enable us to provide local manufacturing services to the Asian market in order to reduce costs, freight and duties, to provide a more competitive cost structure for these markets and to serve as a low cost manufacturing source for new and existing customers.

           See “Risk Factors — We derive a substantial portion of our revenues from our international operations, which are subject to greater volatility and often require more management time and expense to achieve profitability than our domestic operations” in the accompanying prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Financial Information about Business Segments

           We have identified our global presence as a key to assessing our business performance. While the services provided, the manufacturing process, the class of customers and the order fulfillment process are similar across manufacturing locations, we evaluate our business performance on a regional basis. Accordingly, our operating segments consist of the United States, Latin America, Europe and Asia regions. See Note 6 — “Segment Information” to the unaudited Consolidated Financial Statements included in our Form 10-Q for the quarter ended May 31, 2003, incorporated herein by reference and Note 9 — “Concentration of Risk and Segment Data” to the audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended August 31, 2002, incorporated herein by reference.

Competition

           The EMS industry is highly competitive. We compete against numerous U.S. and non-U.S. manufacturers, including Celestica, Inc., Flextronics International, Sanmina-SCI Corporation and Solectron Corporation. In addition, we may in the future encounter competition from other large electronic manufacturers that are selling, or may begin to sell, electronic manufacturing services. Most of our competitors have international operations and some have substantially greater manufacturing, financial, research and development and marketing resources than us. We also face potential competition from the manufacturing operations of our current and potential customers, who are continually evaluating the merits of manufacturing products internally against the advantages of outsourcing to EMS providers.

           We believe that the primary basis of competition in our targeted markets is manufacturing capability, price, manufacturing quality, advanced manufacturing technology, design expertise, time-to-volume production, reliable delivery and regionally dispersed manufacturing. Management believes we currently compete favorably with respect to these factors. See “Risk Factors — We compete with numerous EMS providers, including our current or potential customers who may decide to manufacture all of their products internally” in the accompanying prospectus.

Backlog

           Our order backlog at August 31, 2002 was approximately $699.8 million, compared to backlog of $799.4 million at August 31, 2001. Although our backlog consists of firm purchase orders, the level of backlog at any particular time is not necessarily indicative of future sales. Given the nature of our relationships with our customers, we frequently allow our customers to cancel or reschedule deliveries, and therefore, backlog is not a meaningful indicator of future financial results. Although we may seek to negotiate fees to cover the costs of such cancellations or rescheduling, we may not be successful in such negotiations. See “Risk Factors — Most of our customers do not commit to long-term production schedules, which makes it difficult for us to schedule production and achieve maximum efficiency of our manufacturing capacity” in the accompanying prospectus.

Components Procurement

           We procure components from a broad group of suppliers, determined on an assembly-by-assembly basis. Almost all of the products we manufacture require one or more components that are ordered from only one source, and most assemblies require components that are available from only a single source. Some of these components are allocated in response to supply shortages. We attempt to ensure continuity of supply of these components. In cases where unanticipated customer demand or supply shortages occur, we attempt to arrange for alternative sources of supply, where available, or defer planned production to meet the anticipated availability of the critical component. In some cases, supply shortages will substantially curtail production of all assemblies using a particular component. In addition, at various times there have been industry wide shortages of electronic components, particularly of memory and logic devices. We cannot assure you that such shortfalls will not have a material adverse effect on our results of operations in the future. See “Risk Factors — We depend on a limited number of suppliers for components that are critical to our manufacturing processes. A shortage of these components or an increase in their price could interrupt our operations and reduce our profits” in the accompanying prospectus.

Proprietary Rights

           We regard our manufacturing processes and electronic designs as proprietary trade secrets and confidential information. To protect our proprietary rights, we rely largely upon a combination of trade secret laws; non-disclosure agreements with our customers, employees, and suppliers; our internal security systems; confidentiality procedures and employee confidentiality agreements. Although we take steps to protect our trade secrets, misappropriation may still occur.

           We currently have various patents. However, we believe that the rapid pace of technological change makes patent protection less significant than such factors as the knowledge and experience of management and personnel and our ability to develop, enhance and market manufacturing services.

           We license some technology from third parties that we use in providing manufacturing services to our customers. We believe that such licenses are generally available on commercial terms from a number of licensors. Generally, the agreements governing such technology grant us non-exclusive, worldwide licenses with respect to the subject technology and terminate upon a material breach by us.

           We believe that our electronic designs and manufacturing processes do not infringe on the proprietary rights of third parties. However, if third parties assert valid infringement claims against us with respect to past, current or future designs or processes, we could be required to enter into an expensive royalty arrangement, develop non-infringing designs or processes, or engage in costly litigation.

Employees

           As of May 31, 2003, we had approximately 30,000 full-time employees.

Geographic Information

           For information regarding our revenue, segment income and reconciliation of income before income taxes and property, plant and equipment. See Note 6 — “Segment Information” to the unaudited Consolidated Financial Statements included in our Form 10-Q for the quarter ended May 31, 2003, incorporated herein by reference and Note 9 — “Concentration of Risk and Segment Data” to the audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended August 31, 2002, incorporated herein by reference.

Environmental

           We are subject to a variety of federal, state, local and foreign environmental regulations relating to the use, storage, discharge and disposal of hazardous chemicals used during our manufacturing process. Although we believe that we are currently in substantial compliance with all material environmental regulations, any failure to comply with present and future regulations could subject us to future liabilities or the suspension of production. In addition, such regulations could restrict our ability to expand our facilities or could require us to acquire costly equipment or to incur other significant expense to comply with environmental regulations. See “Risk Factors — Compliance or the failure to comply with current and future environmental regulations could cause us significant expense” in the accompanying prospectus.

MANAGEMENT

           The names of our executive officers, directors and senior officers and their respective ages and positions are as follows:

Name	Age	Position

William D. Morean	47	Chairman of the Board of Directors
Thomas A. Sansone	53	Vice Chairman of the Board of Directors
Timothy L. Main	45	Chief Executive Officer, President and Director
Lawrence J. Murphy	60	Director
Mel S. Lavitt	65	Director
Steven A. Raymund	47	Director
Frank A. Newman	54	Director
Laurence S. Grafstein	42	Director
Mark Mondello	38	Chief Operating Officer
Scott D. Brown	40	Executive Vice President
Chris Lewis	42	Chief Financial Officer
John P. Lovato	42	Senior Vice President, Business Development
William E. Peters	39	Senior Vice President, Operations
Wesley Edwards	50	Senior Vice President, Strategic Operations
J. Patrick Redmond	42	Controller
Robert L. Paver	46	General Counsel and Corporate Secretary
Forbes I.J. Alexander	42	Treasurer
Michel Charriau	60	European Chief Operating Officer

           William D. Morean. Mr. Morean has served as Chairman of the Board since 1988 and as a director since 1978. Mr. Morean joined Jabil in 1977 and assumed management of day-to-day operations the following year. Mr. Morean was Chief Executive Officer from 1988 to September 2000. Mr. Morean has also served as Jabil’s President and Vice President and held various operating positions with Jabil.

           Thomas A. Sansone. Mr. Sansone served as President of Jabil from 1988 to January 1999 when he became Vice Chairman of the Board. Mr. Sansone joined Jabil in 1983 as Vice President and has served as a director since that time. Prior to joining Jabil, Mr. Sansone was a practicing attorney with a specialized practice in taxation. He also served as an adjunct Professor at Detroit College of Law. He holds a B.A. from Hillsdale College, a J.D. from Detroit College of Law and an L.L.M. in taxation from New York University.

           Timothy L. Main. Mr. Main has served as Chief Executive Officer of Jabil since September 2000, as President since January 1999 and as a director since October 1999. He joined Jabil in April 1987 as a Production Control Manager, was promoted to Operations Manager in September 1987, to Project Manager in July 1989, to Vice President, Business Development in May 1991 and to Senior Vice President, Business Development in August 1996. Prior to joining Jabil, Mr. Main was a commercial lending officer, international division for the National Bank of Detroit. Mr. Main has earned a B.S. from Michigan State University and Master of International Management from the American Graduate School of International Management (Thunderbird).

           Lawrence J. Murphy. Mr. Murphy has served as a director of Jabil since September 1989 and as an independent consultant to Jabil since September 1997. From March 1992 until September 1997, Mr. Murphy served as a director of Core Industries, a diversified conglomerate where he has held various executive level positions since 1981, including Executive Vice President and Secretary. Prior to Joining Core Industries, Mr. Murphy was a practicing attorney at the law firm of Bassey, Selesko, Couzens & Murphy, P.C. and a certified public accountant with the accounting firm of Deloitte & Touche. Mr. Murphy is also currently a director of The Michigan Foundation Company, a ready-mix concrete supplier, and Baker Financial, a financial consulting services firm. He is also a member of the Executive Committee for the University of Detroit Mercy.

           Mel S. Lavitt. Mr. Lavitt has served as a director of Jabil since September 1991. Mr. Lavitt has been a Managing Director at the investment banking firm of C.E. Unterberg, Towbin (or its predecessor) since August 1992 and is currently serving as Vice Chairman and Managing Director. From June 1987 until August 1992, Mr. Lavitt was President of Lavitt Management, a business consulting firm. From 1978 until June 1987, Mr. Lavitt served as an Administrative Managing Director for the investment banking firm of L.F. Rothschild, Unterberg, Towbin, Inc. Mr. Lavitt is also a director of Captiva Corporation and St. Bernard Software.

           Steven A. Raymund. Mr. Raymund has served as a director of Jabil since January 1996. Mr. Raymund began his career at Tech Data Corporation, a distributor of personal computer products, in 1981 as Operations Manager. He became Chief Operating Officer in 1984 and was promoted to the position of Chief Executive Officer of Tech Data Corporation in 1986. Mr. Raymund also serves as Chairman of the Board of Tech Data Corporation, a position he has held since 1991.

           Frank A. Newman. Mr. Newman has served as a director of Jabil since January 1998. Mr. Newman is a private investor and advisor to health care and pharmaceutical companies. From April 2000 until January 2001, Mr. Newman was President, Chief Executive Officer and a director of more.com, an Internet pharmaceutical company. From June 1993 to June 2000, Mr. Newman served as President, Chief Operating Officer and director, from February 1996 until June 2000 as Chief Executive Officer and from February 1997 to June 2000 as Chairman of the Board of Eckerd Corporation, a retail drug store chain. From January 1986 until May 1993, Mr. Newman was the President, Chief Executive Officer and a director of F&M Distributors, Inc., a retail drug store chain. Mr. Newman is also a director of JoAnn Stores, Inc., Medical Technology Systems, Inc. and Gender Sciences, Inc.

           Laurence S. Grafstein. Mr. Grafstein has served as a director of Jabil since April 2002. Mr. Grafstein has been Managing Director and co-head of Technology, Media and Telecommunications for Lazard Freres & Co. LLC since joining the firm in 2001. He has been an investment banker since 1990. Prior to joining Lazard, Mr. Grafstein headed the telecommunications practices at the investment banks Credit Suisse First Boston and Wasserstein Perella & Co. and was a co-founder of Gramercy Communications Partners LLC. Mr. Grafstein has earned a B.A. from Harvard, an M.Phil from Oxford University and a J.D. from the University of Toronto.

           Mark Mondello. Mr. Mondello was promoted to Chief Operating Officer in November 2002. Mondello joined Jabil Circuit in 1992 as Production Line Supervisor and was promoted to Project Manager in 1993. Mondello was named Vice President, Business Development in 1997 and served as Senior Vice President, Business Development from January 1999 through November 2002. Prior to Jabil, Mondello served as project manager on commercial and defense-related aerospace programs for Moog, Inc. Mondello holds a B.S. in Mechanical Engineering from the University of South Florida.

           Scott Brown. Mr. Brown was named Executive Vice President in November 2002. Brown joined Jabil Circuit as a Project Manager in November 1988 and was promoted to Vice President, Corporate Development in September 1997. Brown has served as Senior Vice President, Strategic Planning since November 2000. Prior to joining Jabil, Brown was a financial consultant with Merrill Lynch & Co., Inc. in Bloomfield Hills, Michigan. Brown holds a B.S. in Economics from the University of Michigan.

           Chris Lewis. Mr. Lewis has served as Chief Financial Officer since August 1996. Lewis joined Jabil as Treasurer in June 1995. Prior to joining Jabil, Lewis served as U.S. Controller of Peek PLC and was a CPA with the accounting firm of KPMG Peat Marwick. Lewis holds a B.A. in Business Administration from Wittenberg University in Springfield, Ohio.

           John Lovato. Mr. Lovato was named Senior Vice President, Business Development in November 2002. Lovato joined Jabil in 1990 as Business Unit Manager, served as General Manager of Jabil’s California operation and in 1999 was named Vice President, Global Business Units. Before joining Jabil, Lovato held positions at Texas Instruments. He holds a B.S. in Electronics Engineering from McMaster University in Ontario, Canada.

           William E. Peters. Mr. Peters was named Senior Vice President, Operations in November 2000. Peters joined Jabil in 1990 as a buyer, was promoted to Purchasing Manager and in 1993 was named Operations Manager for Jabil’s Michigan facility. Peters served as Vice President, Operations from January 1999 to November 2000. Prior to joining Jabil, Peters was a financial analyst for Electronic Data Systems. Peters earned a B.A. in Economics from Michigan State University.

           Wesley “Butch” Edwards. Mr. Edwards was named Senior Vice President, Strategic Operations in November 2000. Edwards joined Jabil as Manufacturing Manager of Jabil’s Michigan facility in July 1988 and was promoted to Operations Manager of the Florida facility in July 1989. Edwards was named Vice President, Operations in May 1994 and was promoted to Senior Vice President, Operations in August 1996. He holds an M.B.A. from the University of Florida.

           J. Patrick Redmond. Mr. Redmond has served as Jabil’s Controller since July 1999. Redmond joined Jabil in May 1995 as Plant Controller for the Florida operation and later became Plant Controller for the Scotland facility. Prior to joining Jabil, Redmond was Plant Controller for Loral Data Systems and held a variety of financial and business management positions at Schlumberger. Redmond earned a B.A. in Accounting from the University of South Florida.

           Robert L. Paver. Mr. Paver joined Jabil Circuit as General Counsel and Corporate Secretary in 1997. Prior to working for Jabil, Paver was a practicing attorney with the law firm of Holland & Knight in St. Petersburg, Fla. He has served as an adjunct professor of law at Stetson University College of Law since 1985. Paver holds a B.A. from the University of Florida and a J.D. from Stetson University College of Law.

           Forbes I.J. Alexander. Mr. Alexander has served as Treasurer since November 1996. Alexander joined Jabil in 1993 as Controller of our Scottish operation and was promoted to Assistant Treasurer in April 1996. Prior to joining Jabil, Alexander was Financial Controller of Tandy Electronics European Manufacturing Operations in Scotland and has held various financial positions with HP and Apollo Computer. Alexander is a Fellow at the Chartered Institute of Management Accountants. He holds a B.A. in Accounting from Dundee College, Scotland.

           Michel Charriau. Mr. Charriau was named Chief Operating Officer — Europe in December 2002. Prior to joining Jabil, Charriau was Executive Vice President of Philips Consumer Electronics and the Chief Executive Officer of Philips Contract Manufacturing Services, both divisions of Philips. Charriau joined Philips in 1969 with its Semiconductor Division in France after graduating from Ecole Centrale de Lille with a degree in Engineering. Charriau held several executive positions with Philips, including Chief Purchasing Officer of Consumer Electronics and Chief Operating Officer of Car Systems in Germany.

DESCRIPTION OF NOTES

           The following description of the particular terms of the notes offered hereby supplements the description of the general terms and provisions of the debt securities set forth under the heading “Description of Debt Securities” in the accompanying prospectus. This description replaces the description of the notes in the accompanying prospectus, to the extent of any inconsistency. Terms used in this prospectus supplement that are otherwise not defined have the meanings given to them in the accompanying prospectus.

General

           The notes are a series of senior debt securities as described in the accompanying prospectus, will initially be limited to $           million aggregate principal amount and will mature on July      ,          . The accompanying prospectus contains a detailed summary of additional provisions of the notes and of the indenture under which the notes will be issued, which we refer to as the “senior indenture.” The notes will bear interest at the rate of           % per year from July      , 2003 payable semiannually in arrears on January      and July      of each year, commencing January      , 2004, to the persons in whose names the notes are registered at the close of business on the                     or                     , immediately preceding the applicable interest payment date. Interest on the notes will accrue from the date of original issuance, or the most recent interest payment date to which interest has been paid or duly provided for, to, but excluding, the applicable interest payment date or maturity date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

           If any interest payment date or maturity date (including a date of redemption) falls on a day that is not a business day, then the payment will be made on the next day that is a business day, and, unless we default on the payment, no interest will accrue for the period from and after such interest payment date or maturity date. As used in this prospectus supplement, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

           The notes will be issued in fully registered book-entry form without coupons represented by one or more global securities through the facilities of The Depository Trust Company, or “DTC,” acting as depository with respect to the notes, in denominations of $1,000 or integral multiples thereof. Payments on the notes will be made to DTC. Transfers or exchanges of beneficial interests in the notes in book-entry form may be effected only through a participating member of DTC. See “— Book-Entry System” below.

           The notes are redeemable as described below under “— Optional Redemption.” The notes are not entitled to the benefit of any sinking fund.

           We do not intend to apply to list the notes on any securities exchange or to include them on any automated quotation system.

           The notes and the senior indenture are governed by, and will be construed in accordance with, the laws of the State of New York, applicable to agreements made and to be performed wholly within such jurisdiction.

Restrictive Covenants

           The notes will be subject to the covenants described under the heading “Description of Debt Securities — Covenants Applicable to Senior Debt Securities” and the defeasance provisions described under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus. Other than as described under “Description of Debt Securities — Covenants Applicable to Senior Debt Securities” in the accompanying prospectus, the senior indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford note holders protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.

Ranking

           The notes will rank equally with all of our existing and future senior indebtedness. As of May 31, 2003, we had approximately $110.0 million of such senior indebtedness outstanding.

           The notes are our exclusive obligations. Since a substantial portion of our operations are conducted through our subsidiaries, our cash flow and our consequent ability to service debt, including the notes, will depend in part upon the earnings of our subsidiaries and the distribution of those earnings to, or under loans or other payments of funds by those subsidiaries to, us. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, will depend upon the earnings of those subsidiaries and are subject to various business considerations. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the notes to participate in those assets, is effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. At May 31, 2003, the total liabilities of our subsidiaries, excluding intercompany debt but including trade payables, were approximately $797.0 million. See “Risk Factors — The notes will rank junior to liabilities of our subsidiaries.”

           Our senior and subordinated indentures do not limit the amount of indebtedness that we may incur, nor does the subordinated indenture limit the amount of indebtedness and other liabilities which any subsidiary can create, incur, assume or guarantee. The senior indenture does limit the ability of our restricted subsidiaries to incur indebtedness and of any of our subsidiaries to guarantee our indebtedness. See “Description of Debt Securities — Covenants Applicable to Senior Debt Securities — Limitations on Funded Debt of Restricted Subsidiaries” and “Limitation on Issuance of Guarantees by Subsidiaries” in the accompanying prospectus.

Further Issues

           We may, without the consent of the holders, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue price and issue date of the additional notes, and with the same CUSIP number as the notes offered hereby. Any additional notes would rank equally and ratably with the notes offered by this prospectus supplement and would be treated as a single series for all purposes under the indenture.

Optional Redemption

           We may redeem any of the notes in whole or in part, at our option, at any time prior to their maturity, at the redemption price equal to the greater of:

           (i)      100% of the principal amount of the notes being redeemed or

           (ii)      the Make-Whole Amount for the notes being redeemed,

plus, in each case, accrued interest on such notes to the redemption date. We will, however, pay the interest installment due on any interest payment date that occurs on or before a redemption date to the holders of the notes as of the close of business on the record date immediately preceding that interest payment date.

           “Make-Whole Amount” means the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus  basis points.

           “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

           “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

           “Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the H.15 Daily Update of the Federal Reserve Bank, or (ii) if such release (or any successor release) is not published or does not contain prices on such business day the Reference Treasury Dealer Quotations actually obtained by the trustee for such redemption date.

           “H.15 (519)” means the weekly statistical release entitled “H.15 (519) Selected Interest Rates” or any successor publication published by the Board of Governors of the Federal Reserve System.

           “H.15 Daily Update” means the daily update of H.15 (519) available through the worldwide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

           “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the trustee after consultation with us.

           “Reference Treasury Dealer” means (i) each of Banc One Capital Markets, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. (or their respective affiliates that are Primary Treasury Dealers (as defined below)), and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary United States Treasury securities dealer in The City of New York (a “Primary Treasury Dealer”) we shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer(s) selected by the trustee after consultation with us.

           “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

           We will give notice of our intent to redeem the notes at least 30 days, but no more than 60 days, prior to the redemption date to holders of the notes to be redeemed at their addresses as set forth in the security register for the notes. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by lot by DTC, in the case of notes represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of notes that are not represented by a global security.

           If at the time notice of redemption is given the redemption moneys are not on deposit with the trustee, the redemption shall be subject to the receipt of such moneys on or before the redemption date, and such notice shall be of no effect unless such moneys are received.

           Upon payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Trustee

           The trustee under the senior indenture is The Bank of New York.

Book-Entry System

           The notes will be issued in the form of one or more global notes registered in the name of DTC, as depositary, or its nominee. We have been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede is expected to be the initial registered holder of all the notes.

           DTC has also informed us that it is:

•	a limited-purpose trust company organized under New York banking laws;

•	a “banking organization” within the meaning of the New York banking laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the Securities Exchange Act.

           DTC has also informed us that it was created to:

•	hold securities for “participants”; and

•	facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates.

           No person that acquires a beneficial interest in a global note will be entitled to receive a certificate representing the notes, except as set forth in this prospectus supplement. Unless and until individual notes are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of notes issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of such notes.

           When we issue the global note or notes, DTC or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual notes represented by the global note to the accounts of participants designated by the underwriters that have accounts with the depositary. Ownership of beneficial interests in a global note will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of benefit interests in a global note will be shown on records maintained by the depository or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchases of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global note.

           As long as DTC, or its nominee, is the registered owner of a global note, DTC or its nominee will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in any global note:

•	will not be entitled to have any of the underlying notes registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying notes in definitive form; and

•	will not be considered the owners or holders under the indenture relating to the underlying notes.

           Payments of principal of, and any premium and interest on, the notes represented by a global note registered in the name of DTC or its nominee will be made to DTC or its nominee as the registered owner of a global note representing the notes. Neither we, the trustee, any paying agent nor the registrar for the notes will be responsible for any aspect of the records relating to or payments made by DTC or any participants on account of beneficial interests in the global note.

           We expect that DTC or its nominee, upon receipt of any payment of principal, premium or interest relating to a global note, immediately will credit participants accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those participants.

           If DTC is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, or if an event of default with respect to the notes has occurred and is continuing, we will issue individual notes in exchange for a global note. Further, if we specify, an owner of a beneficial interest in the global note may, on terms acceptable to us, the trustee and DTC, receive individual notes in exchange for those beneficial interests. In that instance, the owner of the beneficial interest will be entitled to physical delivery of individual notes equal in principal amount to its beneficial interest and to have the notes registered in its name. Those individual notes will be issued in denominations of $1,000 or integral multiples of $1,000. Any global note that is exchangeable in accordance with this paragraph will be exchangeable for notes registered in such names as DTC directs.

           If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the global note or notes representing the notes and delivery of instructions for re-registration, the registrar, transfer agent or trustee, as the case may be, will reissue the notes as definitive notes. After reissuance of the notes, such persons will recognize the beneficial owners of such definitive notes as registered holders of notes.

           Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

           Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in notes may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to Cede, as nominee for DTC. DTC will forward these payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent or trustee as registered holders of the notes entitled to the benefits of the certificate or the indenture. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

           Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of notes among participants and to receive and transmit payments to participants. Participants and indirect participants with which beneficial owners of notes have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

           The notes will settle in DTC’s Same-Day Funds Settlement System and trade in that system in book-entry form until maturity. Therefore, secondary market trading activity for the notes will settle in immediately available funds. We will pay principal, premium, if any, and interest in respect of the global notes to DTC in immediately available funds. There can be no assurance as to the effect, if any, that settlement in immediately available funds will have on trading activity in the notes.

           Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of notes issued in book-entry form to pledge those notes to persons or entities that do not participant in the DTC system may be limited due to the unavailability of physical certificates for the notes.

           DTC has advised us that it will take any action permitted to be taken by a registered holder of any notes under the certificate or the indenture only at the direction of one or more participants to whose accounts with DTC the notes are credited.

           We understand that under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in a global note desires to give or take any action which a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize owners of beneficial interests in the global notes owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners.

           Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

           Redemption notices shall be sent to Cede & Co. If less than all of the principal amount of the notes is to be redeemed, we believe that DTC’s current practice is to determine by lot the interests of the participants to be redeemed.

           According to DTC, the information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

           Except as described above:

•	a global note may not be transferred except as a whole global note by or among DTC, a nominee of DTC and/or a successor depository appointed by us; and

•	DTC may not sell, assign or otherwise transfer any beneficial interest in a global note unless the beneficial interest is in an amount equal to an authorized denomination for the notes evidenced by the global note.

           None of Jabil, the trustee, any registrar or transfer agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global note.

TAXATION

           The following summary describes certain U.S. federal income tax consequences of the ownership of the notes by initial purchasers that acquire the notes at the “issue price.” The issue price is the first price at which a substantial amount of the notes is sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

           This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or differing interpretation, possibly with retroactive effect. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of the notes or that any such position would not be sustained. The discussion below deals only with purchasers that hold the notes as capital assets within the meaning of the Code, and does not address purchasers of the notes that may be subject to special rules. Purchasers that may be subject to special rules include:

•	some U.S. expatriates;

•	financial institutions;

•	insurance companies;

•	tax-exempt entities;

•	dealers in securities or currencies;

•	traders in securities;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	persons that acquire the notes for a price other than their issue price; and

•	persons that hold the notes as part of a straddle, hedge, conversion or other integrated transaction.

           Persons considering the purchase of the notes should consult their own tax advisor regarding the particular U.S. federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of the notes that may be applicable to their particular situation.

           If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to the tax consequences.

           For purposes of the following discussion, a U.S. holder is a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code,

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any of its political subdivisions,

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust if, in general, the trust is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or, if the trust was in existence on August 20, 1996, it has elected to continue to be treated as a U.S. person.

•	A “non-U.S. holder” is a beneficial owner of a note that is not a U.S. holder.

U.S. holders

           Interest. In general, interest on a note will be included in the gross income of a U.S. holder as ordinary interest income at the time it is received or accrued in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

           In certain circumstances (see “Description of Notes — Optional Redemption”), we may be obligated to make payments on the notes in excess of stated interest or principal. According to Treasury Regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income a U.S. holder recognizes if there is only a remote likelihood as of the date the notes were issued that such payments will be made. We believe that the likelihood that we will be obligated to make any such payments is remote. Therefore, we do not intend to treat the potential payment of additional amounts as part of the yield to maturity of the notes. Our determination that these contingencies are remote is binding on a U.S. holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, a U.S. holder might be required to accrue income on its notes in excess of stated interest and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies. In the event a contingency occurs, it would affect the amount and timing of the income recognized by a U.S. holder. If we pay the additional amounts, a U.S. holder will be required to recognize such amounts as income.

           Dispositions. Upon the sale, exchange, or retirement, of a note, a U.S. holder generally will recognize taxable gain or loss in an amount equal to the difference, between the amount realized on the disposition and the U.S. holder’s tax basis in the note. The amount realized on the disposition of the note will not include any amount received that is attributable to accrued but unpaid interest, which will be taxable in the manner described above under “Interest.” A U.S. holder’s tax basis in a note generally will equal the U.S. holder’s cost of the note. Gain or loss recognized by a U.S. holder on the taxable disposition of a note generally will be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the note has been held for more than one year at the time of the disposition. In the case of a non-corporate U.S. holder, long-term capital gain will be subject to a reduced rate. The deductibility of capital losses is subject to limitations.

           Information Reporting and Backup Withholding. In general, information reporting will apply to certain payments of principal and interest on and the proceeds of certain sales of notes unless you are an exempt recipient. In general, “backup withholding” at the applicable rate may apply

•	to payments of principal and interest made on a note, and

•	to payment of the proceeds of a sale or exchange of a note before maturity,

that are made to a non-corporate U.S. holder if the holder fails to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax and may be credited against a U.S. holder’s U.S. federal income tax liability, provided that correct information is timely provided to the IRS.

Non-U.S. holders

           Interest. Interest paid to a non-U.S. holder will not be subject to U.S. federal withholding or income tax provided that:

•	the non-U.S. holder does not own, actually or constructively, ten percent or more of the total combined voting power of all classes of our voting stock within the meaning of section 871(h)(3) of the Code and the Treasury regulations thereunder;

•	the non-U.S. holder is not (x) a controlled foreign corporation that is related, directly or indirectly, to us through sufficient stock ownership, or (y) a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•	such interest is not effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder; and

•	either (A) the beneficial owner of the note certifies to us or our paying agent, under penalties of perjury, that it is not a “United States person” within the meaning of the Code and provides its name and address on a Form W-8BEN, (B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the beneficial owner certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the beneficial owner, has received from the beneficial owner a Form W-8BEN, under penalties of perjury and provides us or our paying agent with a copy of this Form, or (C) certain foreign intermediaries hold the notes and the certification requirements of the applicable Treasury Regulations are satisfied.

           If the non-U.S. holder cannot satisfy these requirements, payments of interest will be subject to withholding at a 30% rate unless the non-U.S. holder provides a properly executed (1) Form W-8BEN claiming an exemption from, or reduction in, withholding under the benefit of an applicable tax treaty or (2) Form W-8ECI stating that interest paid on the note is effectively connected to the non-U.S. holder’s conduct of a trade or business in the United States.

           Dispositions. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain or income realized on the sale, exchange, redemption, retirement at maturity or other disposition of a note (provided that, in the case of proceeds representing accrued interest, the conditions described above are met) unless:

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year and specific other conditions are met; or

•	the gain is effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder, and if an income tax treaty applies, is generally attributable to a U.S. “permanent establishment” maintained by the non-U.S. holder.

           United States Trade or Business. If a non-U.S. holder is engaged in a trade or business in the United States and interest on, or gain from a disposition of, the note is effectively connected with the conduct of this trade or business and, if an income tax treaty applies and the non-U.S. holder maintains a U.S. “permanent establishment” to which the interest or gain is generally attributable, the non-U.S. holder, although exempt from the withholding tax discussed above, provided that the holder furnishes a properly executed Form W-8ECI on or before any payment date to claim the exemption, generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder.

           A foreign corporation that is a holder of a note may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

           Backup Withholding and Information Reporting. Backup withholding and information reporting generally will not apply to payments made by us or our paying agents, in their capacities as such, to a non-U.S. holder of a note if the holder is exempt from withholding tax on interest described above. We or our paying agents may, however, report payments of interest on the notes to the IRS. Payments of the proceeds from a disposition by a non-U.S. holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

•	a United States person;

•	a controlled foreign corporation for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business.

           Payment of the proceeds from a disposition by a non-U.S. holder of a note made to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding, provided that the broker does not have actual knowledge that the holder is a United States person.

           You should consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

UNDERWRITING

           Subject to the terms and conditions in the underwriting agreement between us and the underwriters, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal Amount

Banc One Capital Markets, Inc.	$
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.

Total	$

           The underwriting agreement provides that the underwriters will purchase all of the notes if any of them are purchased.

           The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to           % of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to           % of the principal amount to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms.

           In the underwriting agreement, we have agreed that:

•	we will pay our expenses related to the offering, which we estimate will be $ ; and

•	we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

           The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes.

           In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

           Certain of the underwriters and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates, and may do so in the future. As described above under “Use of Proceeds,” we intend to use the net proceeds from this offering of notes in part to repay indebtedness under our Amended Revolver, lenders of which include affiliates of certain of the underwriters named above. Because more than 10% of the net proceeds of this offering will be paid to affiliates of members of the National Association of Securities Dealers, Inc. participating in the offering, the offering will conducted in accordance with NASD Conduct Rule 2710(c)(8).

           Certain underwriters will make the notes available for distribution on the Internet through a proprietary web site and/or third party system operated by Market Axess Inc., an Internet-based communications technology provider. Market Axess Inc. is providing the system as a conduit for communications between certain underwriters and their respective customers and is not a party to any transactions. Market Axess Inc., a registered broker-dealer, will receive compensation from certain underwriters based on transactions they conduct through the system. Certain underwriters will make the notes available to their respective customers through the Internet distributions, whether made through a proprietary or third-party system, on the same terms as distributions made through other channels.

LEGAL MATTERS

           Certain legal matters with respect to the validity of the notes offered hereby will be passed upon for Jabil by Holland & Knight LLP, Tampa, Florida. Certain legal matters related to the offering will be passed upon for the underwriter by Sidley Austin Brown & Wood LLP, New York, New York.

EXPERTS

           The consolidated financial statements and schedule of Jabil as of August 31, 2002 and 2001 and for each of the years in the three-year period ended August 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

$1,155,000,000

Jabil Circuit, Inc.

Debt Securities, Preferred Stock, Common Stock,

Depositary Shares and Warrants

               When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the offering price of the securities. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

           Our common stock is traded on the New York Stock Exchange under the symbol “JBL.”

           Investing in these securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 14, 2003.

           You should rely only on the information contained in this prospectus or any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

           The information in this prospectus or any supplement may not contain all of the information that may be important to you. You should read the entire prospectus or any supplement, as well as the documents incorporated by reference in the prospectus or any supplement, before making an investment decision.

           “Jabil Circuit” and the Jabil logo are trademarks of Jabil. This prospectus also refers to trademarks and tradenames of other companies.

About This Prospectus

           This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”

           When used in this prospectus and any prospectus supplement, the terms “Jabil”, “we”, “our”, “us” and the “Company” refer to Jabil Circuit, Inc. and its subsidiaries.

Jabil Circuit, Inc.

           We are one of the leading worldwide independent electronic manufacturing services (“EMS”) providers. We design and manufacture electronic circuit board assemblies and systems for major original equipment manufacturers (“OEMs”) in the networking, telecommunications, computing and storage, peripherals, consumer products, automotive and instrumentation and medical industries. We serve our OEM customers with dedicated work cell business units that combine high volume, highly automated continuous flow manufacturing with advanced electronic design and design for manufacturability technologies.

           Our principal executive offices are located at 10560 Dr. Martin Luther King Street North, St. Petersburg, Florida 33716, and our telephone number is (727) 577-9749. Our website is located at http://www.jabil.com. Information contained in our website is not a part of this prospectus or the documents incorporated by reference in this prospectus.

Forward-Looking Statements

           This prospectus contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 and are made in reliance upon the protections provided by such acts for forward-looking statements. These forward-looking statements (such as when we describe what we “believe”, “expect” or “anticipate” will occur, and other similar statements) include, but are not limited to, statements regarding future sales and operating results, future prospects, anticipated benefits of proposed (or future) acquisitions and new facilities, growth, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events, and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those expressed or implied in our forward-looking statements: business conditions and growth in our customer’s industries, the EMS industry and the general economy, variability of operating results, our dependence on a limited number of major customers, the potential consolidation of our customer base, availability of components, dependence on certain industries, variability of customer requirements, our ability to successfully negotiate definitive agreements and consummate acquisitions, and to integrate operations following consummation of acquisitions, other economic, business and competitive factors affecting our customers, our industry and business generally and other factors that we may not have currently identified or quantified. Important factors that could cause our actual results to differ materially from that expressed or implied in our forward-looking statements in this prospectus or in the documents that we incorporated by reference into the prospectus are set forth in the “Risk Factors” section of this prospectus and elsewhere in this prospectus and in the documents that we incorporate by reference into this prospectus.

           All forward-looking statements included in this prospectus and the documents that we incorporated by reference into this prospectus are made only as of the date of this prospectus, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of. You should read this prospectus, supplements to this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even if our situation changes in the future. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Risk Factors

           Before you invest in the securities that we are offering, you should be aware that the occurrence of any of the events described in this risk factor section and elsewhere in this prospectus or in a supplement to this prospectus could have a material adverse effect on our business, financial condition and results of operations. You should carefully consider these risk factors and the specific risks set forth under the caption “Risk Factors” in any supplement to this prospectus, together with all of the other information included in this prospectus or in a supplement to this prospectus and in documents we incorporate by reference before you decide to purchase our securities. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in the “Where You Can Find Additional Information” section of this prospectus.

Our operating results may fluctuate due to a number of factors, many of which are beyond our control.

           Our annual and quarterly operating results are affected by a number of factors, including:

•	adverse changes in general economic conditions;

•	the level and timing of customer orders;

•	the level of capacity utilization of our manufacturing facilities and associated fixed costs;

•	the composition of the costs of revenue between materials, labor and manufacturing overhead;

•	price competition;

•	our level of experience in manufacturing a particular product;

•	the degree of automation used in our assembly processes;

•	the efficiencies achieved in managing inventories and fixed assets;

•	fluctuations in materials costs and availability of materials; and

•	the timing of expenditures in anticipation of increased sales, customer product delivery requirements and shortages of components or labor.

           The volume and timing of orders placed by our customers vary due to variation in demand for our customers’ products, our customers’ inventory management, new product introductions and manufacturing strategy changes, and consolidations among our customers. In the past, changes in customer orders have had a significant effect on our results of operations due to corresponding changes in the level of our overhead absorption. Any one or a combination of these factors could adversely affect our annual and quarterly results of operations in the future.

Because we depend on a limited number of customers, a reduction in sales to any one of our customers could cause a significant decline in our revenue.

           For the nine months ended May 31, 2003, our four largest customers accounted for approximately 50% of our net revenue and 29 customers accounted for over 95% of our net revenue. For the nine months ended May 31, 2003, Cisco, Philips and HP accounted for approximately 17%, 14% and 11% of our net revenue, respectively. We expect to continue to depend upon a relatively small number of customers for a significant percentage of our net revenue and upon their growth, viability and financial stability. Our customers industries have experienced rapid technological change, shortening of product life cycles, consolidation, and pricing and margin pressures. Consolidation among our customers may further reduce the number of customers that generate a significant percentage of our revenues and exposes us to increased risks relating to dependence on a small number of customers. A significant reduction in sales to any of our customers or a customer exerting significant pricing and margin pressures on us, would have a material adverse effect on our results of operations. In the past, some of our customers have terminated their manufacturing arrangements with us or have significantly reduced or delayed the volume of manufacturing services ordered from us. We cannot assure you that present or future customers will not terminate their manufacturing arrangements with us or significantly change, reduce or delay the amount of manufacturing services ordered from us. If they do, it could have a material adverse effect on our results of operations. In addition, we generate significant account receivables in connection with providing manufacturing services to our customers. If one or more of our customers were to become insolvent or otherwise were unable to pay for the manufacturing services provided by us, our operating results and financial condition would be adversely affected.

Our customers may be adversely affected by rapid technological change.

           Our customers compete in markets that are characterized by rapidly changing technology, evolving industry standards and continuous improvements in products and services. These conditions frequently result in short product life cycles. Our success will depend largely on the success achieved by our customers in developing and marketing their products. If technologies or standards supported by our customers’ products become obsolete or fail to gain widespread commercial acceptance, our business could be materially adversely affected.

We depend on the electronics industry, which includes the telecommunications industry, which continually produces technologically advanced products with short life cycles; our inability to continually manufacture such products on a cost-effective basis would harm our business.

           Factors affecting the electronics industry in general could seriously harm our customers and, as a result, us. These factors include:

•	the inability of our customers to adapt to rapidly changing technology and evolving industry standards, which result in short product life cycles;

•	the inability of our customers to develop and market their products, some of which are new and untested, the potential that our customers’ products may become obsolete or the failure of our customers’ products to gain widespread commercial acceptance; and

•	recessionary periods in our customers’ markets.

           If any of these factors materialize, our business would suffer.

           In addition, if we are unable to offer technologically advanced, cost effective, quick response manufacturing service to customers, demand for our services will also decline. A substantial portion of our net revenues is derived from our offering of complete service solutions for our customers. For example, if we fail to maintain high-quality design and engineering services, our net revenues may significantly decline.

Most of our customers do not commit to long-term production schedules, which makes it difficult for us to schedule production and achieve maximum efficiency of our manufacturing capacity.

           The volume and timing of sales to our customers may vary due to:

•	variation in demand for our customers’ products;

•	our customers’ attempts to manage their inventory;

•	electronic design changes;

•	changes in our customers’ manufacturing strategy; and

•	acquisitions of or consolidations among customers.

           Due in part to these factors, most of our customers do not commit to firm production schedules for more than one quarter in advance. Our inability to forecast the level of customer orders with certainty makes it difficult to schedule production and maximize utilization of manufacturing capacity. In the past, we have been required to increase staffing and other expenses in order to meet the anticipated demand of our customers. Anticipated orders from many of our customers have, in the past, failed to materialize or delivery schedules have been deferred as a result of changes in our customers’ business needs, thereby adversely affecting our results of operations. On other occasions, our customers have required rapid increases in production, which have placed an excessive burden on our resources. Such customer order fluctuations and deferrals have had a material adverse effect on us in the past, and we may experience such effects in the future. In addition, the current business environment resulting from uncertainties relating to terrorist activities and economic recession has made planning even more complex. A business downturn resulting from any of these external factors could have a material adverse effect on our operating results.

Our customers may cancel their orders, change production quantities or delay production.

           EMS providers must provide increasingly rapid product turnaround for their customers. We generally do not obtain firm, long-term purchase commitments from our customers and we continue to experience reduced lead-times in customer orders. Customers may cancel their orders, change production quantities or delay production for a number of reasons. The success of our customers’ products in the market affects our business. Cancellations, reductions or delay by a significant customer or by a group of customers could negatively impact our operating results.

           In addition, we make significant decisions, including determining the levels of business that we will seek and accept, production schedules, component procurement commitments, personnel needs and other resource requirements, based on our estimate of customer requirements. The short-term nature of our customers’ commitments and the possibility of rapid changes in demand for their products reduces our ability to accurately estimate the future requirements of those customers.

           On occasion, customers may require rapid increases in production, which can stress our resources and reduce operating margins. In addition, because many of our costs and operating expenses are relatively fixed, a reduction in customer demand can harm our gross margins and operating results.

We compete with numerous EMS providers, including our current or potential customers who may decide to manufacture all of their products internally.

           The EMS business is highly competitive. We compete against numerous domestic and foreign manufacturers, including Celestica, Inc., Flextronics International, Sanmina-SCI Corporation and Solectron Corporation. In addition, we may in the future encounter competition from other large electronic manufacturers that are selling, or may begin to sell, EMS. Most of our competitors have international operations and some have substantially greater manufacturing, financial, research and development and marketing resources than us. We also face potential competition from the manufacturing operations of our current and potential customers, who are continually evaluating the merits of manufacturing products internally against the advantages of outsourcing to EMS providers. In addition, in recent years, original design manufacturers (“ODMs”), companies that provide design and manufacturing services to OEMs, have been increasing their share of outsourced manufacturing services provided to OEMs in several markets, such as notebook and desktop computers, personal computer motherboards, and consumer electronic products. While we have not to date encountered significant competition from ODMs, such competition may increase if our business in these markets grows or if ODMs expand further into or beyond these markets.

Increased competition may result in decreased demand or prices for our services.

           The EMS industry is highly competitive. We compete against numerous U.S. and foreign EMS providers with global operations, as well as those who operate on a local or regional basis. In addition, current and prospective customers continually evaluate the merits of manufacturing products internally. Consolidation in the EMS industry results in a continually changing competitive landscape. The consolidation trend in the industry also results in larger and more geographically diverse competitors who have significant combined resources with which to compete against us.

           Some of our competitors have substantially greater managerial, manufacturing, engineering, technical, financial, systems, research and development, sales and marketing resources than we do. These competitors may:

•	respond more quickly to new or emerging technologies;

•	have greater name recognition, critical mass and geographic and market presence;

•	be better able to take advantage of acquisition opportunities;

•	adapt more quickly to changes in customer requirements;

•	devote greater resources to the development, promotion and sale of their services; and

•	be better positioned to compete on price for their services.

           We may be operating at a cost disadvantage compared to competitors who have greater direct buying power from component suppliers, distributors and raw material suppliers or who have lower cost structures as a result of their geographic location or the services they provide. As a result, competitors may procure a competitive advantage and obtain business from our customers with a consequent loss in our business. Our manufacturing processes are generally not subject to significant proprietary protection, and companies with greater resources or a greater market presence may enter our market or increase their competition with us. We also expect our competitors to continue to improve the performance of their current products or services, to reduce their current products or service sales prices and to introduce new products or services that may offer greater performance and improved pricing. Any of these could cause a decline in sales, loss of market acceptance of our products or services, profit margin compression, or loss of market share.

If we do not manage our growth effectively, our profitability could decline.

           We have grown rapidly. Our ability to manage growth effectively will require us to continue to implement and improve our operational, financial and management information systems; continue to develop the management skills of our managers and supervisors; and continue to train, motivate and manage our employees. Our failure to effectively manage growth could have a material adverse effect on our results of operations.

We may not achieve expected profitability from our acquisitions.

           We cannot assure you that we will be able to successfully integrate the operations and management of our recent acquisitions. Similarly, we cannot assure you that we will be able to consummate or, if consummated, successfully integrate the operations and management of future acquisitions. Acquisitions involve significant risks, which could have a material adverse effect on us, including:

•	Financial risks, such as (1) potential liabilities of the acquired businesses; (2) the dilutive effect of the issuance of additional equity securities; (3) the incurrence of additional debt; (4) the financial impact of valuing goodwill and other intangible assets involved in any acquisitions; and (5) possible adverse tax and accounting effects.

•	Operating risks, such as (1) the diversion of management’s attention to the assimilation of the businesses to be acquired; (2) the risk that the acquired businesses will fail to maintain the quality of services that we have historically provided; (3) the need to implement financial and other systems and add management resources; (4) the risk that key employees of the acquired businesses will leave after the acquisition; and (5) unforeseen difficulties in the acquired operations.

           We have acquired and will continue to pursue the acquisition of manufacturing and supply chain management operations from OEM’s. In these acquisitions, the divesting OEM will typically enter a supply arrangement with the acquiror. Therefore, the competition for these acquisitions is intense. In addition, certain OEM’s may not choose to consummate these acquisitions with us because of our current supply arrangements with other OEM’s. If we are unable to attract and consummate some of these acquisition opportunities, our growth could be adversely impacted.

           Our ability to achieve the expected benefits of the outsourcing opportunities associated with these acquisitions is subject to risks, including our ability to meet volume, product quality, timeliness and pricing requirements, and our ability to achieve the OEM’s expected cost reduction. In addition, when acquiring manufacturing operations, we may receive limited commitments to firm production schedules. Accordingly, in these circumstances, we may spend substantial amounts purchasing these manufacturing facilities and assume significant contractual and other obligations with no guaranteed levels of revenues. We may also not achieve expected profitability from these arrangements. As a result of these and other risks, these outsourcing opportunities may not be profitable.

We derive a substantial portion of our revenues from our international operations, which are subject to greater volatility and often require more management time and expense to achieve profitability than our domestic operations.

           We derived 78.6% of our net revenues from international operations for the first nine months of fiscal 2003 and 60.6% of our net revenues from international operations in fiscal year 2002 compared to 50.3% in fiscal 2001. We expect our revenues from international operations to continue to increase. We currently operate outside the United States in Vienna, Austria; Bruges, Brussels and Hasselt, Belgium; Contagem and Manaus, Brazil; Hong Kong, Huaungpu, Panyu, Shenzhen and Shanghai, China; Coventry, England; Brest and Meung-sur-Loire, France; Szombathely and Tiszaujvaros, Hungary; Pimpri, India; Dublin, Ireland; Bergamo and Marcianise, Italy; Gotemba, Japan; Penang, Malaysia; Chihuahua, Guadalajara and Reynosa, Mexico; Kwidzyn, Poland; Ayr and Livingston, Scotland; and Singapore. We continually consider additional opportunities to make foreign acquisitions and construct new foreign facilities. Our international operations may be subject to a number of risks, including:

•	difficulties in staffing and managing foreign operations;

•	political and economic instability;

•	unexpected changes in regulatory requirements and laws;

•	longer customer payment cycles and difficulty collecting accounts receivable export duties, import controls and trade barriers (including quotas);

•	governmental restrictions on the transfer of funds to us from our operations outside the United States;

•	burdens of complying with a wide variety of foreign laws and labor practices;

•	fluctuations in currency exchange rates, which could affect local payroll, utility and other expenses; and

•	inability to utilize net operating losses incurred by our foreign operations against future income in the same jurisdiction.

           In addition, several of the countries where we operate have emerging or developing economies, which may be subject to greater currency volatility, negative growth, high inflation, limited availability of foreign exchange and other risks. These factors may harm our results of operations, and any measures that we may implement to reduce the effect of volatile currencies and other risks of our international operations may not be effective. In our experience, entry into new international markets requires considerable management time as well as start-up expenses for market development, hiring and establishing office facilities before any significant revenues are generated. As a result, initial operations in a new market may operate at low margins or may be unprofitable.

We depend on a limited number of suppliers for components that are critical to our manufacturing processes. A shortage of these components or an increase in their price could interrupt our operations and reduce our profits.

           Substantially all of our net revenue is derived from turnkey manufacturing in which we provide materials procurement. While most of our significant long-term customer contracts permit quarterly or other periodic adjustments to pricing based on decreases and increases in component prices and other factors, we typically bear the risk of component price increases that occur between any such re-pricings or, if such re-pricing is not permitted, during the balance of the term of the particular customer contract. Accordingly, certain component price increases could adversely affect our gross profit margins. Almost all of the products we manufacture require one or more components that are available from only a single source. Some of these components are allocated from time to time in response to supply shortages. In some cases, supply shortages will substantially curtail production of all assemblies using a particular component. In addition, at various times industry wide shortages of electronic components have occurred, particularly of memory and logic devices. Such circumstances have produced insignificant levels of short-term interruption of our operations, but could have a material adverse effect on our results of operations in the future.

We may not be able to maintain our engineering, technological and manufacturing process expertise.

           The markets for our manufacturing and engineering services are characterized by rapidly changing technology and evolving process development. The continued success of our business will depend upon our ability to:

•	hire, retain and expand our qualified engineering and technical personnel;

•	maintain technological leadership;

•	develop and market manufacturing services that meet changing customer needs; and

•	successfully anticipate or respond to technological changes in manufacturing processes on a cost-effective and timely basis.

           Although we believe that our operations use the assembly and testing technologies, equipment and processes that are currently required by our customers, we cannot be certain that we will develop the capabilities required by our customers in the future. The emergence of new technology industry standards or customer requirements may render our equipment, inventory or processes obsolete or noncompetitive. In addition, we may have to acquire new assembly and testing technologies and equipment to remain competitive. The acquisition and implementation of new technologies and equipment may require significant expense or capital investment, which could reduce our operating margins and our operating results. In new facilities that we establish or acquire, we may not be able to maintain our engineering, technological and manufacturing process expertise. Our failure to anticipate and adapt to our customers’ changing technological needs and requirements or to maintain our engineering, technological and manufacturing expertise, could have a material adverse effect on our business.

Any delay in the implementation of our information systems could disrupt our operations and cause unanticipated increases in our costs.

           We have completed the installation of an Enterprise Resource Planning system in sixteen of our manufacturing sites and in our corporate location. We are in the process of installing this system in certain of our remaining plants, which will replace the current Manufacturing Resource Planning system, and financial information systems. Any delay in the implementation of these information systems could result in material adverse consequences, including disruption of operations, loss of information and unanticipated increases in cost.

Compliance or the failure to comply with current and future environmental regulations could cause us significant expense.

           We are subject to a variety of federal, state, local and foreign environmental regulations relating to the use, storage, discharge and disposal of hazardous chemicals used during our manufacturing process. If we fail to comply with any present and future regulations, we could be subject to future liabilities or the suspension of production. In addition, such regulations could restrict our ability to expand our facilities or could require us to acquire costly equipment, or to incur other significant expenses to comply with environmental regulations.

Certain of our existing stockholders have significant control.

           As of July 8, 2003, our executive officers, directors, and certain of their family members collectively beneficially own 22.1% of our outstanding common stock, of which William D. Morean, our Chairman of the Board, beneficially owns 16.3%. As a result, our executive officers, directors and certain of their family members have significant influence over (1) the election of our Board of Directors, (2) the approval or disapproval of any other matters requiring stockholder approval, and (3) the affairs and policies of Jabil.

We are subject to the risk of increased taxes.

           We base our tax position upon the anticipated nature and conduct of our business and upon our understanding of the tax laws of the various countries in which we have assets or conduct activities. Our tax position, however, is subject to review and possible challenge by taxing authorities and to possible changes in law. We cannot determine in advance the extent to which some jurisdictions may assess additional tax or interest and penalties on such additional taxes.

           Several countries in which we are located allow for tax holidays or provide other tax incentives to attract and retain business. We have obtained holidays or other incentives where available. Our taxes could increase if certain tax holidays or incentives are retracted, or if they are not renewed upon expiration, or tax rates applicable to us in such jurisdictions are otherwise increased. In addition, further acquisitions may cause our effective tax rate to increase.

We are subject to risks of currency fluctuations and related hedging operations.

           A portion of our business is conducted currencies other than the U.S. dollar. Changes in exchange rates among other currencies and the U.S. dollar will affect our cost of sales, operating margins and revenues. We cannot predict the impact of future exchange rate fluctuations. We use financial instruments, primarily forward purchase contracts, to hedge U.S. dollar and other foreign currency commitments arising from trade accounts payable and fixed purchase obligations. If these hedging activities are not successful or we change or reduce these hedging activities in the future, we may experience significant unexpected expenses from fluctuations in exchange rates.

An adverse change in the interest rates for our borrowings could adversely affect our financial condition.

           We pay interest on outstanding borrowings under our $400 million unsecured three-year revolving credit facility at interest rates that fluctuate based upon changes in various base interest rates. On the date of this prospectus, we had $100 million of borrowings outstanding under our credit facility. An adverse change in the base rates upon which our interest rates are determined could have a material adverse effect on our financial position, results of operations and cash flows.

Our stock price may be volatile.

           Our common stock is traded on the New York Stock Exchange. The market price of our common stock has fluctuated substantially in the past and could fluctuate substantially in the future, based on a variety of factors, including future announcements covering us or our key customers or competitors, government regulations, litigation, changes in earnings estimates by analysts, fluctuations in quarterly operating results, or general conditions in the contract manufacturing, communications, peripherals, personal computer, automotive or consumer products industries. Furthermore, stock prices for many companies, and high technology companies in particular, fluctuate widely for reasons that may be unrelated to their operating results. Those fluctuations and general economic, political and market conditions, such as recessions or international currency fluctuations and demand for our services, may adversely affect the market price of our common stock.

Our certificate of incorporation, bylaws and Delaware law may have certain anti-takeover effects.

           The Corporation Law of the State of Delaware and our certificate of incorporation and bylaws each contain certain provisions which may, in effect, discourage, delay or prevent a change of control of Jabil or unsolicited acquisition proposals from taking place.

Generally, we do not have employment agreements with any of our key personnel, the loss of which could hurt our operations.

           Our continued success depends largely on the efforts and skills of our key managerial and technical employees. The loss of the services of certain of these key employees or an inability to attract or retain qualified employees could have a material adverse effect on us. Generally, we do not have employment agreements or noncompetition agreements with our key employees.

Use of Proceeds

           Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes, including capital expenditures, the repayment or refinancing of debt and to meet working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies, for which a portion of the net proceeds may be used. Pending such uses, we will invest the net proceeds in interest-bearing securities.

Ratio of Earnings to Fixed Charges

           The ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Nine Months
	Ended	Years Ended August 31,
	May 31,
	2003	2002	2001	2000	1999	1998

Ratio of earnings to fixed charges	1.5	2.7	10.0	13.6	12.1	13.7

           These computations include us and our consolidated subsidiaries. For these ratios, “earnings” represents income before taxes plus fixed charges (excluding capitalized interest) and amortization of previously capitalized interest. Fixed charges consist of (1) interest on all indebtedness and amortization of debt discount and expense, (2) capitalized interest and (3) an interest factor attributable to rentals.

The Securities

           Jabil may from time to time offer under this prospectus, separately or together:

•	senior or subordinated debt securities;

•	shares of common stock;

•	shares of preferred stock, which may be represented by depositary shares as described below;

•	warrants to purchase shares of common stock;

•	warrants to purchase shares of preferred stock; and

•	warrants to purchase debt securities.

           The aggregate initial offering price of the offered securities will not exceed $1,155,000,000.

Description of Debt Securities

           The following description of debt securities sets forth the material general terms and provisions of the series of debt securities to which any prospectus supplement may relate. Other material specific terms of any particular series of debt securities will be described in the applicable prospectus supplement. To the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such prospectus supplement. The senior debt securities will be senior unsecured obligations of Jabil issued in one or more series under an indenture (the “senior indenture”) to be entered into between Jabil and The Bank of New York, as trustee. The subordinated debt securities will be subordinated unsecured obligations of Jabil issued in one or more series under an indenture (the “subordinated indenture”) entered into between Jabil and The Bank of New York, as trustee. The forms of the indentures have been filed with the SEC as exhibits to the registration statement. The terms of any series of debt securities will be those set forth in the applicable indenture and such debt securities and those made part of such indenture by the Trust Indenture Act.

           Because the summary of the material provisions of the indentures and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the forms of the applicable indenture and the debt securities for complete information regarding the terms and provisions of that indenture (including defined terms) and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

General

           The debt securities may be issued from time to time in one or more series. (Section 3.1) The indentures do not limit the aggregate principal amount of debt securities which Jabil may issue thereunder and provide that Jabil may issue debt securities of any series thereunder up to an aggregate principal amount which Jabil may authorize from time to time.

           Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of Jabil and will rank equally with all of its other unsecured and unsubordinated indebtedness. The subordinated debt securities of each series will be unsecured obligations of Jabil, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes senior debt securities) of Jabil with respect to such series, as described below under “Subordination of Subordinated Debt Securities” and in the applicable prospectus supplement.

           The prospectus supplement relating to the series of debt securities offered thereby will describe the specific terms of the debt securities offered, including (where applicable):

•	the title or designation of such debt securities;

•	any limit on the aggregate principal amount of such debt securities;

•	the price or prices (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued;

•	the date or dates on which the principal of and premium, if any, on such debt securities will be payable, or the method or methods, if any, by which such date or dates will be determined;

•	the rate or rates at which such debt securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest will accrue, or the method or methods, if any, by which such date or dates are to be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the dates on which such interest, if any, will be payable and the record dates, if any, therefor;

•	the place or places where the principal of, premium, if any, and interest, if any, or any Additional Amounts (as defined below) on such debt securities will be payable and the place or places where such debt securities may be surrendered for registration of transfer and exchange, if in addition to or other than The City of New York;

•	if applicable, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which debt securities may be redeemed at the option of Jabil or are subject to repurchase at the option of the holders;

•	the terms of any sinking fund or analogous provision;

•	whether any such debt securities are to be issuable in registered form as registered securities or bearer form as bearer securities or both and, if in bearer form, the terms and conditions relating thereto and any limitations on issuance of such bearer securities (including in exchange for registered securities of the same series);

•	whether any such debt securities will be issued in temporary or permanent global form and, if so, the identity of the depositary for such global debt security;

•	whether and under what circumstances Jabil will pay Additional Amounts (as contemplated by the indentures) on such debt securities to any holder who is a United States Alien (i.e., as defined in the indentures, as such definition may be modified, any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a nonresident alien fiduciary of a foreign estate or trust) in respect of any tax, assessment or other governmental charge and, if so, whether Jabil will have the option to redeem such debt securities rather than pay such Additional Amounts;

•	the person to whom any interest on any registered securities of the series shall be payable, if other than the person in whose name the registered security (or one or more predecessor securities (i.e., every previous debt security evidencing all or a portion of the same indebtedness as that evidenced by such particular debt security)) is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any bearer security of the series shall be payable, if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the indenture;

•	the portion of the principal amount of such debt securities which shall be payable upon acceleration thereof if other than the full principal amount thereof;

•	if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any Additional Amounts with respect to any of such debt securities;

•	the authorized denominations in which such debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof (in the case of registered securities) or $5,000 (in the case of bearer securities);

•	whether the amount of payments of principal of, and premium, if any, and interest, if any, or any Additional Amounts, on, such debt securities may be determined with reference to an index, formula or other method or methods (any such debt securities being hereinafter called “Indexed Securities”) and the manner in which such amounts will be determined;

•	whether the debt securities will be convertible into shares of common stock and/or exchangeable for other securities, whether or not issued by Jabil, and, if so, the terms and conditions upon which the debt securities will be so convertible or exchangeable;

•	whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of senior debt securities, whether the senior debt securities of the series will be secured by a pledge of, or security interest in, any assets or property of Jabil and, if so, the specific security provisions applicable thereto;

•	in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of Jabil in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

•	whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered;

•	any deletions from, modifications of or additions to the Events of Default or covenants with respect to the debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such debt securities; and

•	any other terms of such debt securities. (Section 3.1)

           As used in this prospectus and any prospectus supplement relating to the offering of any debt securities, references to the principal of and premium, if any, and interest, if any, on such debt securities will be deemed to include mention of the payment of Additional Amounts, if any, required by the terms of such debt securities in such context. “Additional Amounts” means any additional amounts which are required by the applicable indenture or by the terms of any debt security, under circumstances specified therein, to be paid by Jabil in respect of certain taxes, assessments or other governmental charges imposed on the holders of such debt security and which are owing to such holders.

           Debt securities may be issued as original issue discount securities (i.e., debt securities which provide for declarations of amounts less than the principal face amount thereof to be due and payable upon acceleration pursuant to the indenture) to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

           Under the indentures, the terms of the debt securities of any series may differ and Jabil, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of such series or establish additional terms of such series. (Section 3.1)

           Unless otherwise described in a prospectus supplement relating to any debt securities, other than as described below under “Covenants Applicable to Senior Debt Securities” neither indenture contains any provisions that would limit Jabil’s ability to incur indebtedness or that would afford holders of debt securities protection in the event of a sudden and significant decline in the credit quality of Jabil or a takeover, recapitalization or highly leveraged or similar transaction involving Jabil. Accordingly, Jabil could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect Jabil’s capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any deletions from, modifications of or additions to the Events of Default described below or covenants contained in the applicable indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

           The terms, if any, on which debt securities of any series are convertible into or exchangeable for shares of common stock, shares of preferred stock or other securities, whether or not issued by Jabil, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Jabil, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.

Subordination of Subordinated Debt Securities

           The subordinated debt securities of each series will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness with respect to such series. (Section 16.1 of the subordinated indenture). Upon any payment or distribution of assets of Jabil of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of Jabil, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness with respect to the subordinated debt securities of any series will first be paid in full, or payment thereof provided for in money in accordance with its terms, before the holders of subordinated debt securities of such series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities of such series, and to that end the holders of such Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of Jabil being subordinated to the payment of subordinated debt securities of such series, which may be payable or deliverable in respect of the subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or other proceeding. (Section 16.3 of the subordinated indenture)

           By reason of such subordination, in the event of liquidation or insolvency of Jabil, holders of Senior Indebtedness with respect to the subordinated debt securities of any series and holders of other obligations of Jabil that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of the subordinated debt securities of such series.

           Subject to the payment in full of all Senior Indebtedness with respect to the subordinated debt securities of any series, the rights of the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of Jabil applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the subordinated debt securities of such series have been paid in full. (Section 16.4 of the subordinated indenture)

           No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of any series may be made (1) if any Senior Indebtedness with respect to such series is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness with respect to such series has been accelerated because of a default. (Section 16.2 of the subordinated indenture)

           The subordinated indenture does not limit or prohibit Jabil from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to the subordinated debt securities of any series, but subordinate to other obligations of Jabil. The senior debt securities will constitute Senior Indebtedness with respect to the subordinated debt securities of each series under the subordinated indenture.

           The term “Senior Indebtedness” means, with respect to the subordinated debt securities of any particular series, all Indebtedness of Jabil outstanding at any time, except (1) the subordinated debt securities of such series, (2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities of such series, (3) Indebtedness of Jabil to an Affiliate of Jabil and (4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against Jabil in a proceeding under federal or state bankruptcy laws. Senior Indebtedness with respect to the subordinated debt securities of any particular series will continue to be Senior Indebtedness with respect to the subordinated debt securities of such series and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.1 and 16.8 of the subordinated indenture)

           The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular series of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Registration, Transfer, Payment And Paying Agent

           Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indentures, however, provide that Jabil may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer securities shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person (as defined below) other than in offices located outside the United States of certain United States financial institutions. As used herein, “United States person” means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust, and “United States” means, except as may be set forth in the prospectus supplement, the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of bearer securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer securities. (Section 3.5)

           Unless otherwise indicated in the applicable prospectus supplement, registered securities will be issued in denominations of $1,000 or any integral multiple thereof, and bearer securities will be issued in denominations of $5,000.

           Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, if any, and interest, if any, of or on the debt securities will be payable, and debt securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by Jabil in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any registered security may be made at the option of Jabil by check mailed to the address of the person entitled thereto or by transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration of transfer or exchange of debt securities, but Jabil may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection therewith. (Section 3.7)

           Unless otherwise indicated in the applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on bearer securities will be made, subject to any applicable laws and regulations, at such office or agency outside the United States as specified in the prospectus supplement and as Jabil may designate from time to time. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date. (Section 3.5)

           Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium or interest with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that if amounts owing with respect to any bearer securities shall be payable in U.S. dollars, payment with respect to any such bearer securities may be made at the corporate trust office of the trustee or at any office or agency designated by Jabil in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium or interest at all offices outside of the United States maintained for such purpose by Jabil is illegal or effectively precluded by exchange controls or similar restrictions. (Section 10.2)

           Unless otherwise indicated in the applicable prospectus supplement, Jabil will not be required to do the following:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•	exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid. (Section 3.5)

Global Securities

           The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. The specific terms of the depositary arrangement with respect to a series of global debt securities and certain limitations and restrictions relating to a series of global bearer securities will be described in the prospectus supplement relating to such series. Jabil anticipates that the following provisions will apply to all depositary arrangements.

           Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form represented thereby, a global debt security may not be transferred except as a whole by the depositary for such global debt security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

           Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by Jabil if such debt securities are offered and sold directly by Jabil. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

           So long as the depositary or its nominee is the registered owner of a global debt security, that entity will be the sole holder or owner of the debt securities represented by the global debt security for all purposes under the indenture. The trustee and Jabil are only required to treat the depositary or its nominee as the legal owner of those debt securities for all purposes under the indenture. Each beneficial owner of debt securities represented by a global debt security will not be entitled to receive physical delivery of certificated securities, will not be considered the holder of those securities for any purpose under the indenture, and will not be able to transfer or exchange the global debt securities, except in the limited circumstances as may be described in this prospectus or the supplement. As a result, each beneficial owner may have to rely on the procedures of the depositary to exercise any rights of a holder under the indenture, including rights upon an Event of Default. In addition, if the beneficial owner is not a direct or indirect participant in the depositary (a “participant”) the beneficial owner must rely on the procedures of the participant through which it owns its beneficial interest in the global debt security.

           Principal of, any premium and interest on, and any Additional Amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of Jabil, the trustee, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

           Jabil expects that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. Jabil also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

           Each indenture provides that if (i) the depositary for a series of the debt securities notifies Jabil that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the indenture and a successor depositary is not appointed by Jabil within 90 days of written notice, (ii) determines that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect or (iii) an Event of Default with respect to a series of the debt securities has occurred and is continuing, the global securities will be exchanged for debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities will be registered in such name or names, as the depositary shall instruct the trustee. (Section 3.5) With respect to ownership of beneficial interests in global securities, we expect that such instructions may be based upon directions received by the depositary from participants.

Redemption and Repurchase

           The debt securities of any series may be redeemable at the option of Jabil, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by Jabil at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Covenants Applicable to Senior Debt Securities

           The senior indenture contains certain covenants for the benefit of holders of senior debt securities of each series, unless otherwise specified in the applicable prospectus supplement. These covenants include, among others, the following:

           Limitations upon Liens. Jabil will not, and will not permit any Restricted Subsidiary (as defined below) to, create, incur, issue, assume or Guarantee any Indebtedness (as defined below) secured by any Lien (as defined below) on any property (including shares of Capital Stock or Indebtedness) or assets of Jabil or any Restricted Subsidiary, whether now owned or hereafter acquired, including, without limitation, Indebtedness under the Credit Facility (as defined below), without in any such case effectively providing concurrently with the creation, incurrence, issuance, assumption or Guarantee of such Indebtedness or the grant of any Lien with respect to such Indebtedness that the senior debt securities of the applicable series (together with, if Jabil so determines, any other Indebtedness of Jabil or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the senior debt securities of such series) will be secured by any such Lien equally and ratably with (or prior to) such secured Indebtedness, so long as such secured Indebtedness is so secured. In the case of the Credit Facility, such obligation will arise concurrently with the grant of any Lien thereunder, whether or not any Indebtedness shall be outstanding under the Credit Facility at such time.

           Except in the case of any Lien granted under the Credit Facility, the foregoing restrictions will not, however, apply to Indebtedness secured by:

(i)	Liens on property or assets of Jabil or any Restricted Subsidiary existing on the date of the original issuance of the applicable series of senior debt securities or such other date as may be specified for an applicable series of senior debt securities;

(ii)	Liens on property or assets of any Person existing prior to the time such Person becomes a Restricted Subsidiary or is, through one or a series of transactions, merged with or into or consolidated with Jabil or a Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety, through one or a series of transactions, to Jabil or a Restricted Subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such Person becoming a Restricted Subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition; provided that such Liens shall not extend to any other property or assets of Jabil or any Restricted Subsidiary;

(iii)	Liens on property or assets of Jabil or any Restricted Subsidiary existing at the time of acquisition thereof (including acquisition through merger or consolidation); provided that such Liens were in existence prior to and were not created in contemplation of such acquisition and shall not extend to any other property or assets of Jabil or any Restricted Subsidiary;

(iv)	Liens on property (including in the case of a plant or facility, the land on which it is erected and fixtures comprising a part thereof) or assets of Jabil or any Restricted Subsidiary securing the payment of all or any part of the purchase price thereof, or the cost of development, operation, construction, alteration, repair or improvement of all or any part thereof, or securing any Indebtedness created, incurred, assumed or Guaranteed prior to, at the time of or within 180 days after, the acquisition of such property or assets or the completion of any such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of the purchase price or such cost (provided, in the case of Liens securing the payment of all or any part of the purchase price of any property or assets of Jabil or any Restricted Subsidiary, as the case may be, or securing any Indebtedness created, incurred, assumed or Guaranteed for the purposes of financing all or any part of such purchase price, such Liens are limited to the property or assets then being acquired and fixed improvements thereon and the Capital Stock of any person formed to acquire such property or assets, and, provided further, that in the case of Liens securing the payment of all or any part of the cost of development, operation, construction, alteration, repair or improvement of any property of Jabil or any Restricted Subsidiary, as the case may be, or securing any Indebtedness created, incurred, assumed or Guaranteed for the purpose of financing all or any part of such cost, such Liens are limited to the assets or property then being developed, constructed, altered, repaired or improved and the land on which such property is erected and fixtures comprising a part thereof);

(v)	Liens which secure Indebtedness owing by a Restricted Subsidiary to Jabil or to a Restricted Subsidiary;

(vi)	Liens on the property of Jabil or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency, instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any department, agency, or instrumentality or political subdivision thereof, in each case (a) securing partial, progress, advance or other payments pursuant to any contract or statute, (b) securing indebtedness incurred to finance all or any part of the purchase price or cost of constructing, installing or improving the property subject to such mortgages including mortgages to secure Indebtedness of the pollution control or industrial revenue bond type, or (c) securing indebtedness issued or Guaranteed by the United States of America, any State, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction;

(vii)	statutory or common law landlords’, carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and, in the latter case, for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(viii)	Liens for taxes, assessments or governmental charges that are not yet delinquent or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and, in the latter case, for which adequate reserves or other appropriate provisions are being maintained, to the extent required by GAAP;

(ix)	zoning restrictions, easements or minor defects or irregularities in title and other similar charges or encumbrances on property not interfering in any material respect with the use of such property by Jabil or any Restricted Subsidiary;

(x)	customary deposit or reserve arrangements entered into in connection with acquisitions;

(xi)	Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business securing Indebtedness under any Interest Rate Agreement or Currency Agreement designed solely to protect Jabil or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(xii)	Liens incurred (a) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body, including for the obtaining of licenses useful in the operation of business, or (b) to secure the performance of Surety Obligations incurred in the ordinary course of business consistent with industry practice or appeal bonds, or (c) to secure performance of leases, construction, sales or servicing contracts, supply or consignment contracts, and similar obligations incurred in the ordinary course of business, in each case not incurred or made in connection with the borrowing of money, or (d) to secure obligations in respect of customs, duties, excise taxes, value-added taxes, rents, or goods or services (including utility services) provided to such person by governmental entities or suppliers, other similar items which under GAAP constitute operating expense, or (e) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a), (b), (c), and (d) above, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services;

(xiii)	Liens on receivables incurred in connection with a Permitted Receivables Transaction;

(xiv)	judgment Liens against Jabil or any Restricted Subsidiary not giving rise to an Event of Default;

(xv)	Liens securing Indebtedness in an aggregate principal amount outstanding from time to time of no more than $50,000,000 arising in connection with (a) “synthetic leases” or “tax retention operating leases”, and (b) leases which are properly classified in accordance with generally accepted accounting principles as capitalized leases on the books of Jabil or a Restricted Subsidiary;

(xvi)	Liens arising in connection with the administration and operation of deposit accounts of Jabil or any of its Subsidiaries operated and maintained outside of the United States of America in connection with cross-border, multiple currency cash pooling arrangements, including overdraft facilities; provided, however that such Liens shall not extend beyond the amounts on deposit therein; and

(xvii)	any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any of the Liens referred to in paragraphs (i) through (xvi) above or the Indebtedness secured thereby.

           Notwithstanding the foregoing, the senior indenture provides that Jabil and any Restricted Subsidiary may create, incur, issue or assume Indebtedness secured by a Lien which would otherwise be subject to the foregoing restrictions if the aggregate principal amount of all Indebtedness secured by Liens on property or assets of Jabil and of any Restricted Subsidiary then outstanding (not including any such Indebtedness secured by Liens permitted to be incurred pursuant to paragraphs (i) through (xvii) above) plus Attributable Debt (as defined below) of Jabil and its Restricted Subsidiaries in respect of sale and leaseback transactions (as defined in “Limitations upon Sales and Leasebacks” below) that would otherwise be subject to the restrictions described below under “Limitations upon Sales and Leasebacks” does not at the time such Indebtedness is incurred exceed an amount equal to 10% of Consolidated Net Tangible Assets (as defined below); provided, however, that under the senior indenture, the foregoing exception does not apply to limit the right of holders of senior debt securities to be secured equally and ratably with the bank lenders under the Credit Facility with regard to any collateral from time to time pledged pursuant to the Credit Facility. Holders of any senior debt securities not so secured will be secured equally and ratably by any Lien only to the extent that it is not otherwise permitted under paragraphs (i) through (xvii) above or to the extent the 10% limitation referred to above is exceeded.

           For the purposes of the “Limitations upon Liens” covenant described above, the giving of a Guarantee which is secured by a Lien and the creation of a Lien to secure Indebtedness which existed prior to the creation of such Lien, will be deemed to involve the creation of Indebtedness in an amount equal to the principal amount Guaranteed or secured by such Lien; but the amount of Indebtedness secured by Liens will be computed without cumulating the underlying indebtedness with any Guarantee thereof or Lien securing the same.

           Limitations upon Sales and Leasebacks. Jabil will not, and will not permit any Restricted Subsidiary to, enter into any arrangement after the date of the original issuance of the applicable series of senior debt securities, or such other date as may be specified for an applicable series of senior debt securities, with any bank, insurance company or other lender or investor (other than Jabil or another Restricted Subsidiary) providing for the leasing by Jabil or any such Restricted Subsidiary of any property or assets for a period of more than three years (other than pursuant to so-called synthetic lease or tax retention operating lease transactions), which property or assets were or are owned or leased by Jabil or a Restricted Subsidiary and which have been or are to be sold or transferred by Jabil or such Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or assets (a “sale and leaseback transaction”) unless either:

(i)	Jabil and its Restricted Subsidiaries would be entitled, pursuant to the provisions described in the “Limitations upon Liens” covenant described above, to incur Indebtedness secured by a Lien on such property or assets in a principal amount equal to or exceeding the Attributable Debt in respect of such sale and leaseback transaction without equally and ratably securing the applicable series of senior debt securities; or

(ii)	Jabil, within 180 days after the sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of such property at the time of entering into such sale and leaseback transaction (as determined by any two of the following: the President, any Vice President, the Treasurer and the Controller of Jabil) to the retirement of senior debt securities or other Funded Debt (as defined below) of Jabil (other than Funded Debt subordinated to the senior debt securities) or Funded Debt of a Restricted Subsidiary; provided that the amount to be so applied shall be reduced by (a) the principal amount of senior debt securities delivered within 180 days after such sale or transfer to the trustee for retirement and cancellation, and (b) the principal amount of any such Funded Debt of Jabil or a Restricted Subsidiary, other than senior debt securities, voluntarily retired by Jabil or a Restricted Subsidiary within 180 days after such sale or transfer to the trustee for retirement and cancellation, excluding in the case of both (a) and (b), retirement pursuant to any mandatory sinking fund payment or any mandatory prepayment provision or by payment at maturity.

           Restrictions on Funded Debt of Restricted Subsidiaries. Jabil will not permit any Restricted Subsidiary to create, incur, issue, assume or Guarantee any Funded Debt. This restriction will not apply if:

(i)	Jabil or such Restricted Subsidiary could create Indebtedness secured by Liens in accordance with one or more of clauses (i) through (xvii) of the “Limitations upon Liens” covenant described above (whether or not such Indebtedness is in fact secured by Liens) or enter into a sale and leaseback transaction in accordance with the “Limitations upon Sales and Leasebacks” covenant described above in an amount equal to such Funded Debt, without equally and ratably securing the senior debt securities;

(ii)	such Funded Debt existed on the date of the original issuance of the applicable series of senior debt securities or such other date as may be specified for an applicable series of senior debt securities;

(iii)	such Funded Debt is owed to Jabil or any Restricted Subsidiary;

(iv)	such Funded Debt existed at the time the Person that issued such Funded Debt became a Restricted Subsidiary, or was, through one or a series of transactions, merged with or into or consolidated with such Restricted Subsidiary, or at the time of a sale, lease or other disposition, through one or a series of transactions, of the properties of such Person as an entirety to such Restricted Subsidiary, or arising thereafter

(a)	otherwise than in connection with the borrowing of money arranged thereafter and

(b)	pursuant to contractual commitments entered into prior to and not in contemplation of such Person becoming a Restricted Subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition;

(v)	such Funded Debt is Guaranteed by Jabil,;

(vi)	such Funded Debt is Guaranteed by a governmental agency;

(vii)	such Funded Debt is issued, assumed or Guaranteed in connection with, or with a view to, compliance by such Restricted Subsidiary with the requirements of any program adopted by any federal, state or local governmental authority and applicable to such Restricted Subsidiary and providing financial or tax benefits to such Restricted Subsidiary which are not available directly to Jabil;

(viii)	such Funded Debt is issued, assumed or Guaranteed to pay all or any part of the purchase price or the construction cost of property or equipment acquired or constructed by a Restricted Subsidiary, provided such Funded Debt is incurred within 180 days after acquisition, completion of construction or commencement of full operation of such property, whichever is later, and, provided further, that the principal amount of such Funded Debt does not exceed 100% of the fair market value of the property or equipment acquired or constructed;

(ix)	such Funded Debt is nonrecourse; or

(x)	such Funded Debt is incurred for the purpose of extending, renewing, substituting, replacing or refunding Funded Debt permitted by the foregoing.

           Notwithstanding the foregoing, any Restricted Subsidiary may create, incur, issue, assume or Guarantee Funded Debt which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other Funded Debt of Jabil’s Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Funded Debt permitted to be incurred pursuant to clauses (i) through (x) above), does not at the time such Funded Debt is incurred exceed an amount equal to 10% of Consolidated Net Tangible Assets.

           For the purposes of determining compliance with this covenant, in the event that an item of Funded Debt meets the criteria of more than one of the types of Funded Debt described above, Jabil, in its sole discretion, will classify, and may reclassify, such Funded Debt and only be required to include the amount and type of such Funded Debt in one of the above clauses or the immediately preceding paragraph, and an item of Funded Debt may be divided and classified and reclassified into more than one of the types of Funded Debt described above.

           Limitation on Issuance of Guarantees by Subsidiaries. Jabil will not permit any Subsidiary, directly or indirectly, to Guarantee any Indebtedness of Jabil (“Guaranteed Indebtedness”), unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the senior indenture providing for a Guarantee (a “Subsidiary Guarantee”) of payment of the senior debt securities of each series by such Subsidiary and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Jabil or any other Subsidiary as a result of any payment by such Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Subsidiary that existed at the time such person became a Subsidiary and was not incurred in connection with, or in contemplation of, such person becoming a Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the senior debt securities, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the senior debt securities, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the senior debt securities.

           Notwithstanding the foregoing, any Subsidiary Guarantee by a Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any person not an affiliate of Jabil, of all of Jabil’s and each other Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Subsidiary (which sale, exchange or transfer is not prohibited by the senior indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

Consolidation, Merger and Sale of Assets

           Each indenture provides that Jabil may not (i) consolidate with or merge into any Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, or (ii) permit any Person to consolidate with or merge into Jabil, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Jabil, unless (a)(1) in the case of a consolidation or merger, Jabil is the entity formed by or surviving any such consolidation or merger, and (2) in the case of a consolidation or merger in which the other Person is the entity formed by or surviving any such consolidation or merger or in the case of a transfer or lease of properties as an entirety or substantially as an entirety to the other Person, such Person will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of Jabil’s obligations under the indenture, and the debt securities issued thereunder, and shall provide for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into ordinary shares or other securities; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Jabil or a Subsidiary as a result of such transaction as having been incurred by Jabil or such Subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing; and (c) certain other conditions are met. (Section 8.1)

           The continuing Person must be a Corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia (“U.S. Corporation”) or, in the case of the senior indenture, if the continuing Person is not a U.S. Corporation, it must agree by supplemental indenture:

•	to irrevocably appoint an agent in New York City as its agent for service of process in any suit, action or proceeding with respect to the senior indenture or the debt securities issued thereunder and for actions brought under the federal or state securities laws brought in any federal or state court located in New York City, and submit to jurisdiction in New York;

•	that all payments on the debt securities in respect of the principal of and any premium and interest shall be made without withholding or deduction for any present or future taxes, duties, assessments or governmental charges of any nature imposed or levied by or on behalf of the Person’s jurisdiction of organization or political subdivision or taxing authority, unless the taxes are required by the jurisdiction, subdivision or authority to be withheld or deducted, in which case the Person will pay additional amounts so that after deducting the taxes the holder of a debt security receives the same amount that the holder would have received if the Person was a U.S. Corporation (provided, that, in the event of changes in taxes in the relevant jurisdiction after the date of the consolidation, merger or sale, the continuing Person will have the right to redeem all, but not less than all, of the debt securities of any series at a redemption price equal to the principal amount plus accrued interest, if any, to the date of redemption, subject to the conditions set forth in the senior indenture); and

•	to indemnify immediately the holder of each debt security against

•	any tax, assessment or governmental charge imposed on the holder or required to be withheld or deducted from any payment to the holder as a consequence of the transaction in excess of the tax, assessment or governmental charge that would have been imposed on the holder or required to be withheld or deducted from any payment to the holder as a consequence of the transaction if the Person was a U.S. Corporation; and

•	any other tax costs or other tax expenses of the transaction that would not have been incurred if the Person was a U.S. Corporation.

           If we or the continuing Person deliver an opinion of an independent counsel or a tax consultant of recognized standing that the holder will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the transaction, a holder will have this right to indemnification only if and when gain for U.S. federal income tax purposes is actually recognized by the holder as a result of the transaction. In addition, the continuing Person will not be required to pay additional amounts as described above with respect to any tax imposed or withheld because the holder or beneficial owner of a debt security fails, upon request of the continuing Person, to provide information concerning the nationality, residence or identity of the holder or beneficial owner, or to make any declaration or similar claim or satisfy any information or reporting requirement that is required or imposed under the income tax laws of the applicable jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge.

Enforceability of Judgments

           A substantial portion of our assets is located outside the United States and, as described above under “Consolidation, Merger and Sale of Assets”’ we are permitted to merge into, consolidate with or transfer all or substantially all of our properties and assets to a Person domiciled outside the United States (although we have no present intention of doing so), subject to the conditions described under such heading. In such event, any judgment obtained in the United States against the successor Person, including judgments with respect to payments on the debt securities, may not be collectible in the United States. In addition, there is some doubt as to the enforceability in other countries, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the United States, and awards for punitive damages in actions brought in the United States or elsewhere may not be enforceable in certain jurisdictions.

Events of Default

           Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the applicable indenture as being:

(i)	default in the payment of any interest on any debt security of such series, or any Additional Amounts payable with respect thereto, when such interest becomes or such Additional Amounts become due and payable, and continuance of such default for a period of 30 days;

(ii)	default in payment of principal or any premium with respect to any debt security of such series, or any Additional Amounts payable with respect thereto, when due upon maturity, redemption or otherwise;

(iii)	default in making any sinking fund payment or analogous payment when due with respect to any debt security of such series;

(iv)	default by Jabil in the performance, or breach, of any other covenant or warranty in the indenture (other than a covenant or warranty included therein solely for the benefit of one or more series of debt securities other than that series) or any debt security of such series which shall not have been remedied for a period of 60 days after delivery of written notice to Jabil by the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding;

(v)	there occurs with respect to any issue or issues of Indebtedness (including any Guarantee and any other series of debt securities) of Jabil or any Restricted Subsidiary having an outstanding principal amount of $50,000,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness exists on the date hereof or shall hereafter be created, (a) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity and such Indebtedness shall not have been discharged in full or such acceleration shall not have been rescinded or annulled within 30 days of such acceleration and/or (b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(vi)	Jabil or any of its Restricted Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge uninsured judgements or court orders for the payment of money in excess of $50,000,000 in the aggregate, which are not stayed on appeal or are not otherwise being appropriately contested in good faith;

(vii)	certain events of bankruptcy, insolvency or reorganization of Jabil or any of its Restricted Subsidiaries; or

(viii)	any other Event of Default established in or pursuant to the applicable indenture for the debt securities of such series. (Section 5.1)

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. Each indenture provides that the trustee thereunder may withhold notice to the holders of the debt securities of any series of the occurrence of a default with respect to the debt securities of such series (except a default in payment of principal, premium, if any, interest, if any, or sinking fund payments, if any) if the trustee considers it in the interest of the holders to do so.

           Each indenture provides that if an Event of Default with respect to any series of debt securities of the type described in clause (vii) with respect to Jabil shall have occurred and be continuing, then the principal of, accrued and unpaid interest on and any Additional Amounts payable in respect of the debt securities of such series will become immediately due and payable. Each indenture provides that if any other Event of Default with respect to any series of debt securities issued thereunder shall have occurred and be continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding may declare the principal amount (or if any debt securities of such series are original issue discount securities, such lesser amount as may be specified in the terms thereof) of all the debt securities of such series to be due and payable immediately, but upon certain conditions such declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of such series then outstanding. (Section 5.2)

           Subject to the provisions of the Trust Indenture Act requiring the trustee, during an Event of Default under the applicable indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of any series unless such holders have offered the trustee reasonable indemnity. (Section 6.1) Subject to the foregoing, holders of a majority in principal amount of the then outstanding debt securities of any series issued under the applicable indenture shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to such series. (Section 5.12) Each indenture requires the annual filing with the trustee of a certificate by Jabil as to whether or not it is in default under the terms of the indenture. Jabil is also required to deliver to each trustee, within five days after becoming aware thereof, written notice of any Event of Default or any event which after notice or lapse of time would constitute an Event of Default. (Section 10.10)

           Notwithstanding any other provision of the indentures, the holder of any debt security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such debt security on the respective due dates therefor (as the same may be extended in accordance with the terms of such debt security) and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder. (Section 5.8)

Certain Definitions

           “Attributable Debt” means, as to any particular lease under which any Person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the interest rate inherent in such lease (such rate to be determined by any two of the following: the President, any Vice President, the Treasurer and the Controller of Jabil), compounded annually. The net amount of rent required to be paid under any such lease for any such period should be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount of rent should include the lesser of (i) the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such amount of rent, as the case may be, and (ii) the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

           “Capital Stock” means (i) with respect to any Person organized as a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock, and (ii) with respect to any Person that is not organized as a corporation, the partnership, membership or other equity interests or participations in such Person.

           “Consolidated Net Tangible Assets” means the total of all assets reflected on a consolidated balance sheet of Jabil and its Consolidated Subsidiaries, prepared in accordance with generally accepted accounting principles, at their net book values (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with such principles, should be set aside in connection with the business conducted), but excluding goodwill, unamortized debt discount and all other like intangible assets, all as determined in accordance with such principles, less the aggregate of the current liabilities of Jabil and its Consolidated Subsidiaries reflected on such balance sheet, all as determined in accordance with such principles. For purposes of this definition, “current liabilities” include all indebtedness for money borrowed, incurred, issued, assumed or Guaranteed by Jabil and its Consolidated Subsidiaries, and other payables and accruals, in each case payable on demand or due within one year of the date of determination of Consolidated Net Tangible Assets, but shall exclude any portion of long-term debt maturing within one year of the date of such determination, all as reflected on such consolidated balance sheet of Jabil and its Consolidated Subsidiaries, prepared in accordance with generally accepted accounting principles.

           “Consolidated Subsidiary” means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of Jabil in its consolidated financial statements if such statements were prepared as of such date.

           “Credit Facility” means, collectively, the Amended and Restated Three-Year Loan Agreement dated as of July 14, 2003, among Jabil, such Subsidiary borrowers as may be party thereto from time to time, the banks named therein and Bank One, N.A., as administrative agent, any amendment, extension, renewal, increase, decrease, substitution or replacement of such agreement, and any other credit facility or facilities entered into by Jabil after such loan agreement or any such amendment, extension, renewal, increase, decrease, substitution or replacement have been cancelled or otherwise terminated.

           “Currency Agreement” means any currency exchange contract, foreign exchange contract, currency swap agreement, cross-currency rate swap agreement, currency options agreement or other similar agreement or arrangement including the combinations of these transactions designed to protect Jabil or any Restricted Subsidiary of Jabil against fluctuations in currency values.

           “Funded Debt” means indebtedness created, assumed or Guaranteed by a Person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than a year after the date of original creation, assumption or Guarantee.

           “GAAP” or “generally accepted accounting principles” means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by Jabil’s independent public accountants) with the most recent audited consolidated financial statements of Jabil and its Consolidated Subsidiaries.

           “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

           “Indebtedness” means (a) any liability of Jabil or any Subsidiary (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit or bank guaranty, or (2) evidenced by a bond, note, debenture or similar instrument, or (3) for payment obligations arising under any conditional sale or other title retention arrangement, purchase money obligation or deferred purchase price arrangement made in connection with the acquisition of any businesses, properties or assets of any kind, or (4) consisting of the discounted rental stream properly classified in accordance with generally accepted accounting principles on the balance sheet of Jabil or any Subsidiary, as lessee, as a capitalized lease obligation, or (5) under Currency Agreements and Interest Rate Agreements, to the extent not otherwise included in this definition; (b) any liability of others of a type described in the preceding clause (a) to the extent that Jabil or any Subsidiary has Guaranteed or is otherwise legally obligated in respect thereof; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above. “Indebtedness” shall not be construed to include (y) trade payables or credit on open account to trade creditors incurred in the ordinary course of business (including vendor finance programs), or (z) obligations under supply or consignment contracts in the ordinary course of business or forward sales agreements for inventory. Accrual of interest, accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for purposes of the covenant restricting Funded Debt of Restricted Subsidiaries.

           “Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement, including the combination of these transactions, designed to protect the party indicated therein against fluctuations in interest rates.

           “Lien” means, with respect to any asset, any pledge, mortgage, charge, encumbrance or security interest in respect of such asset; provided that any transaction (including, without limitation, any sale of accounts receivable) which is treated as a sale of assets under GAAP shall be so treated and any asset which is so sold shall not be deemed subject to a Lien. Pursuant to the senior indenture, a contractual grant of a right of set-off (which may include a security interest granted in the same collateral) or a contractual lien on property in transit to or in the possession of the lienor, does not create a Lien in the absence of an agreement to maintain a balance or deliver property against which such right may be exercised.

           “Permitted Receivables Transaction” means any transaction or series of transactions entered into by Jabil or any of its Restricted Subsidiaries in order to monetize or otherwise finance a pool (which may be fixed or revolving) of receivables, leases or other financial assets (including, without limitation, financing contracts) or other transactions evidenced by receivables purchase agreements, including without limitation, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount (in each case whether now or existing or arising in the future), and which may include a grant of a security interest in any such receivables, leases, other financial assets (whether now existing or arising in the future) of Jabil or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such receivables, leases, or other financial assets, all contracts and all guarantees or other obligations in respect thereof, proceeds thereof and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving receivables, leases, or other financial assets or other transactions evidenced by receivables purchase agreements, including without limitation, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount.

           “Person” means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           “Restricted Subsidiary” means, at any time, each and every Subsidiary at least 80% (by number of votes) of the Voting Stock of which is legally and beneficially owned by Jabil and its Wholly-Owned Restricted Subsidiaries at such time.

           “Subsidiary” means any corporation, association or other business entity of which at the time of determination Jabil or one or more Subsidiaries owns or controls more than 50% of the shares of Voting Stock.

           “Surety Obligations” means any bonds, including bid bonds, advance bonds, or performance bonds, letters of credits, warranties, and similar arrangements between Jabil or any of its Restricted Subsidiaries and one or more surety providers, for the benefit of Jabil’s or any Restricted Subsidiary’s suppliers, vendors, insurers, or customers including, in each case, any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time, and in each case exclusive of obligations for the payment of borrowed money.

           “Voting Stock” means stock or equivalent equity interest that ordinarily has voting power for the election of directors, managers or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

           “Wholly-Owned Restricted Subsidiary” means, at any time, any Restricted Subsidiary 100% of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by Jabil and/or any one or more of Jabil’s other Wholly-Owned Restricted Subsidiaries at such time.

Discharge, Defeasance and Covenant Defeasance

           Upon the direction of Jabil, the applicable indenture shall cease to be of further effect with respect to any series of debt securities issued thereunder specified by Jabil (subject to the survival of certain provisions thereof, including the obligation to pay Additional Amounts to the extent described below) when (i) either (A) all outstanding debt securities of such series and, in the case of bearer securities, all coupons appertaining thereto, have been delivered to the trustee for cancellation (subject to certain exceptions) or (B) all debt securities of such series and, if applicable, any coupons appertaining thereto, have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and Jabil has deposited with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency in which such debt securities are payable, in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof, as the case may be, (ii) Jabil has paid all other sums payable under the indenture with respect to the debt securities of such series and (iii) certain other conditions are met. If the debt securities of any such series provide for the payment of Additional Amounts, Jabil will remain obligated, following such deposit, to pay Additional Amounts on such debt securities to the extent that the amount thereof exceeds the amount deposited in respect of such Additional Amounts as aforesaid.

           Each indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to the debt securities of or within any series pursuant to Section 3.1 thereof, Jabil may elect with respect to any series of debt securities either to defease and be discharged from (i) any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities to the extent that the amount thereof exceeds the amount deposited in respect of such Additional Amounts as provided below, and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to hold moneys for payment in trust, and, if applicable, to exchange or convert such debt securities into other securities in accordance with their terms) (“defeasance”) or (ii) certain restrictive covenants, if any, in the indenture and, if indicated in the applicable prospectus supplement, its obligations with respect to any other covenant applicable to the debt securities of such series, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to the debt securities of such series (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee (or other qualifying trustee), in trust for such purpose, of an amount, in U.S. dollars or in the Foreign Currency in which such debt securities are payable, at stated maturity, and/or Government Obligations (as defined below) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of such series provide for the payment of Additional Amounts and (y) the amount of any such Additional Amounts is at the time of deposit reasonably determinable by Jabil (in the exercise of its sole discretion), any such Additional Amounts with respect to) such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be. (Section 4.2)

           Such a trust may only be established if, among other things, (i) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Jabil is a party or by which it is bound, (ii) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date and (iii) Jabil has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Jabil, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture. (Section 4.2)

           “Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any regional confederation or association of such governments. (Section 1.1)

           “Government Obligations” means debt securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on such debt securities or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally Guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1)

           If after Jabil has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to the debt securities of any series, (i) the holder of any debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security or (ii) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (i) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 4.2)

           “Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit or composite currency for the purposes for which it was established. (Section 1.1)

           In the event Jabil effects covenant defeasance with respect to any of the debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, Jabil would remain liable to make payment of such amounts due at the time of acceleration.

           The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting such defeasance or covenant defeasance with respect to the debt securities of a particular series.

Modification, Waivers and Meetings

           Each indenture contains provisions permitting Jabil and the trustee thereunder, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of such series or the rights of the holders of the debt securities of such series under the indenture, provided that no such modification or amendment shall, without the consent of the holder of each outstanding debt security issued under the indenture so affected, among other things:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts with respect to any debt securities issued under the indenture or reduce the principal amount thereof or any redemption premium thereon or any Additional Amounts with respect to, or reduce the rate of interest thereon, or reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

•	adversely affect any right of repayment at the option of any holder, or change any place where, or the currency in which, any debt securities issued under the indenture are payable;

•	affect the ranking, or with respect to collateral the priority or security, of the debt securities of each applicable series (other than as expressly permitted in the supplemental indenture relating to such series or the terms of the securities, in each case at the time of issuance of such securities), in a manner adverse to the holders of such securities;

•	make any change that adversely affects the right to convert or exchange any debt security into or for shares of common stock of Jabil or other securities (whether or not issued by Jabil), cash or property in accordance with its terms;

•	modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner adverse to holders of subordinated debt securities;

•	impair the holder’s right to institute suit to enforce the payment of any such debt securities on or after the stated maturity thereof; or

•	reduce the aforesaid percentage in principle amount of debt securities of any series issued under the indenture, the consent of the holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities.

           In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities of any series to Senior Indebtedness with respect to such series without the prior written consent of the holders of such Senior Indebtedness. (Section 9.7 of the subordinated indenture)

           Each indenture also contains provisions permitting Jabil and the trustee, without the consent of the holders of any debt securities issued thereunder, to modify or amend the indenture in order, among other things:

•	to add to the covenants of Jabil made in the indenture for the benefit of the holders of any series of the debt securities or to surrender any right or power conferred upon Jabil by the indenture;

•	to add to the Events of Default or the covenants of Jabil for the benefit of the holders of all or any series of debt securities issued under the indenture;

•	to add or change any provisions of the indenture to facilitate the issuance of bearer securities, to change any restrictions on the payment of principal of, any premium of interest on or any Additional Amounts with respect to any series of debt securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee, or to add to or change the provisions of the indenture to facilitate the administration of the trusts, where applicable;

•	to secure the debt securities;

•	to provide for conversion or exchange rights of the holders of any series of debt securities;

•	to cure any ambiguity or correct or supplement any provision therein which may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under the indenture which shall not materially and adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

•	to amend or supplement any provision contained in the indenture, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision; or

•	to amend or supplement any provision therein or in any supplemental indenture, provided that no such amendment or supplement shall materially and adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture.

           The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by Jabil with certain restrictive provisions of the applicable indenture to the extent described in the prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, or any Additional Amounts with respect to any of the debt securities of such series or in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of the outstanding debt securities of such series so affected.

           Each indenture contains provisions for convening meetings of the holders of debt securities of a series issued thereunder. A meeting may be called at any time by the trustee, and also, upon request, by Jabil or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority in principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons (if any). The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series, subject to certain exceptions.

Outstanding Debt Securities

           In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture,

•	the portion of the principal amount of an original issue discount security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon a declaration of acceleration thereof pursuant to the terms of such original issue discount security as of the date of such determination;

•	the principal amount of any Indexed Security that shall be deemed to be outstanding for such purpose shall be the principal face amount of such Indexed Security determined on the date of its original issuance; and

•	any debt security owned by Jabil or any obligor on such debt security or any affiliate of Jabil or such other obligor shall be deemed not to be outstanding.

Governing Law

           The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding The Trustees

           The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of Jabil, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each trustee is permitted to engage in other transactions with Jabil and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default under the applicable indenture, or else resign.

Description of Capital Stock

           Our authorized capital stock consists of 510,000,000 shares. Those shares consist of (1) 500,000,000 shares designated as common stock, $0.001 par value per share and (2) 10,000,000 shares designated as preferred stock, $0.001 par value per share. The only equity securities currently outstanding are shares of common stock. As of June 24, 2003, there were approximately 198,837,926 shares of common stock issued and outstanding.

Common Stock

           Our common stock is listed on the New York Stock Exchange under the symbol “JBL.” Holders of common stock are entitled to receive dividends declared by the Board of Directors, out of funds legally available for the payment of dividends, subject to the rights of holders of preferred stock. Currently, we are not paying a dividend. Each holder of common stock is entitled to one vote per share. Upon any liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share equally in all assets available for distribution after payment of all liabilities and provision for liquidation preference of shares of preferred stock then outstanding. The holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities. There are also no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

           The following description of preferred stock and the description of the terms of a particular series of preferred stock that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

           As of June 24, 2003, there were no shares of preferred stock outstanding. The Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the following terms of the preferred stock.

           Any or all of the rights of the preferred stock may be greater than the rights of the common stock.

           The prospectus supplement will specify as to each issuance of preferred stock:

•	the maximum number of shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates and whether dividends will be cumulative;

•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of Jabil’s affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	the terms and conditions, if any, for conversion or exchange of shares into or for any other class or classes of our capital stock or any series of any other class or classes, or into or for any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights, if any; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

           Preferred stock will be fully paid and nonassessable upon issuance. The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will represent an aggregate number of shares equal to that of the preferred stock represented by the global certificate.

           Each global certificate will:

•	be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

•	be deposited with such depositary or nominee or a custodian for the depositary; and

•	bear a legend regarding any restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designation.

Description of Depositary Shares

General

           Jabil may elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of shares of preferred stock) of a share of a particular series of shares of preferred stock as described below. In the event Jabil elects to do so, depositary receipts evidencing depositary shares will be issued to the public.

           The shares of any class or series of shares of preferred stock represented by depositary shares will be deposited under a deposit agreement among Jabil, a depositary selected by Jabil and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

           The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of shares of preferred stock in accordance with the terms of the offering described in the related prospectus supplement. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

           Pending the preparation of definitive depositary receipts, the depositary may, upon the written order of Jabil, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

Dividends and Other Distributions

           The depositary will distribute all cash dividends or other distributions received in respect of the related class or series of shares of preferred stock to the record holders of depositary shares relating to such class or series of shares of preferred stock in proportion to the number of such depositary shares owned by such holders.

           In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with the approval of Jabil, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

           Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of shares of preferred stock and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related class or series of shares of preferred stock on the basis set forth in the prospectus supplement for such class or series of shares of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

           Whenever Jabil redeems shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the related class or series of shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of shares of preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Shares of Preferred Stock

           Upon receipt of notice of any meeting at which the holders of the shares of preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such shares of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the shares of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of shares of preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by such depositary shares in accordance with such instructions, and Jabil will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.

Amendment and Termination of the Deposit Agreement

           The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Jabil and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by Jabil or the depositary only (1) if all outstanding depositary shares have been redeemed, (2) if there has been a final distribution in respect of the related class or series of shares of preferred stock in connection with any liquidation, dissolution or winding up of Jabil and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66% of the depositary shares outstanding.

Charges of Depositary

           Jabil will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Jabil will pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

           The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of preferred stock evidenced thereby until all taxes and charges with respect to the depositary receipt or shares of preferred stock are paid by the holders thereof.

Miscellaneous

           The depositary will forward all reports and communications from Jabil which are delivered to the depositary and which Jabil is required to furnish to the holders of the shares of preferred stock.

           Neither the depositary nor Jabil will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Jabil and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and neither Jabil nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of shares of preferred stock unless satisfactory indemnity is furnished. Jabil and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on the documents believed to be genuine.

Resignation and Removal of Depositary

           The depositary may resign at any time by delivering to Jabil notice of its election to do so, and Jabil may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Description of Warrants

           Jabil has no warrants outstanding (other than options issued under its employee stock option plans). Jabil may issue warrants for the purchase of debt securities, common stock or preferred stock. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Jabil and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of Jabil in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. Copies of the form of warrant agreement and warrant will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

           The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which warrants will be issued;

•	the designation, terms and number of securities purchasable upon exercise of warrants;

•	the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security;

•	the date, if any, on and after which warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum and/or maximum amount of warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Plan of Distribution

           We may offer and sell the securities directly or to or through underwriting syndicates represented by managing underwriters, to or through underwriters without a syndicate, or through dealers or agents. The prospectus supplement with respect to the offered securities will set forth the terms of the offering, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts, agency fees and other items constituting underwriters’ or agents’ compensation; and

•	the initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

           If any underwriters are involved in the offer and sale, the securities will be acquired by the underwriters and may be resold by them, either at a fixed public offering price established at the time of offering or from time to time in one or more negotiated transactions or otherwise, at prices related to prevailing market prices determined at the time of sale. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities described in the prospectus supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

           We may offer and sell the securities directly or through an agent or agents designated by us from time to time. An agent may sell securities it has purchased from us as principal to other dealers for resale to investors and other purchasers, and may reallow all or any portion of the discount received in connection with the purchase from us to the dealers. After the initial offering of the securities, the offering price (in the case of securities to be resold at a fixed offering price), the concession and the discount may be changed. Any agent participating in the distribution of the securities may be deemed to be an “underwriter,” as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

           Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against some liabilities, including liabilities under the Securities Act of 1933.

           The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement if appropriate.

           Unless otherwise indicated in the prospectus supplement, each series of offered securities will be a new issue of securities for which there currently is no market (other than our common stock, which is listed on the NYSE). Any underwriters to whom securities are sold for public offering and sale may make a market in such series of securities as permitted by applicable laws and regulations, but such underwriters will not be obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the securities. The securities may or may not be listed on a national securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

           Underwriters, agents and dealers may engage in transactions with or perform services, including various investment banking and other services, for us and/or any of our affiliates in the ordinary course of business.

Legal Matters

           Certain legal matters with respect to the validity of the securities offered hereby will be passed upon for Jabil by Holland & Knight LLP, Tampa, Florida, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

Experts

           The consolidated financial statements and schedule of Jabil as of August 31, 2002 and 2001 and for each of the years in the three-year period ended August 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find Additional Information

           We file annual, quarterly and special reports, proxy statements and other information with the SEC. Those reports, proxy statements and other information may be obtained:

•	At the Public Reference Room of the SEC, Room 1024-Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

•	At the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005;

•	From the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC; and

•	From the Internet site maintained by us at http://www.jabil.com. Information contained on our Internet site does not constitute part of this prospectus or any prospectus supplement.

           Some locations may charge prescribed or modest fees for copies.

Incorporation of Certain Documents by Reference

           The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

•	Annual Report on Form 10-K for the year ended August 31, 2002 filed with the SEC on November 25, 2002 (including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 2002 Annual Meeting of Stockholders filed with the SEC on December 10, 2002).

•	Quarterly Report on Form 10-Q filed with the SEC on January 14, 2003.

•	Quarterly Report on Form 10-Q filed with the SEC on April 11, 2003.

•	Quarterly Report on Form 10-Q filed with the SEC on July 14, 2003.

•	The description of Jabil’s common stock contained in Jabil’s registration statement on Form 8-A dated April 28, 1998.

•	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, shall be deemed to be incorporated by reference in this prospectus (other than information in such documents deemed not to be filed).

           On written or oral request we will provide at no cost to each person, including any beneficial owner, who receives a copy of this prospectus, a copy of any or all of the documents incorporated in this prospectus by reference. We will not provide exhibits to any of such documents, however, unless such exhibits are specifically incorporated by reference into those documents. Written or telephone requests for such copies should be addressed to Jabil’s principal executive offices, attention: Beth A. Walters, Vice President — Communications & Investor Relations, 10560 Dr. Martin Luther King Street North, St. Petersburg, Florida 33716, telephone: (727) 577-9749.

$

Jabil Circuit, Inc.

% Senior Notes due

PROSPECTUS SUPPLEMENT

Banc One Capital Markets, Inc.

Citigroup

JPMorgan

July      , 2003